Exhibit 10.1

ASSET PURCHASE AGREEMENT

By and Among

LIMA ENERGY COMPANY and USA SYNTHETIC FUEL CORPORATION,

AS SELLERS,

THIRD EYE CAPITAL CORPORATION,

AS BUYER

Dated as of March 17, 2015

TABLE OF CONTENTS

Page

ARTICLE 1

PURCHASE AND SALE OF THE ACQUIRED ASSETS

1.1

Purchase, Sale and Transfer of Acquired Assets

2

1.2

Excluded Assets

5

1.3

Assumption of Liabilities

6

1.4

Excluded Liabilities

7

1.5

Assignment of Contracts and Rights

8

1.6

Limitations on Assignability

8

1.7

Executory Contract Designation

9

1.8

Preservation of Existing Contracts

10

ARTICLE 2

CONSIDERATION

2.1

Consideration

10

2.2

Debtor in Possession Financing

10

ARTICLE 3

CLOSING AND DELIVERIES

3.1

Closing

11

3.2

Sellers’ Deliveries

11

3.3

Buyer’s Deliveries

12

3.4

Retained Books and Records

12

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLERS

4.1

Organization

13

4.2

Authorization and Validity

13

4.3

No Conflict

13

4.4

Permits, Government Consents and Approvals

14

4.5

Law and Legal Proceedings

14

4.6

Environmental Matters

14

4.7

Intentionally Omitted

15

4.8

Intentionally Omitted

15

4.9

Material Contracts

15

4.10

Intellectual Property

15

4.11

Title to Assets

16

i

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4.12

Real Property

16

4.13

No Brokers or Finders

17

4.14

Intentionally Omitted

17

4.15

No Other Representations or Warranties; Disclosure Schedules

17

4.16

Intentionally Omitted

17

4.17

Intentionally Omitted

17

4.18

Intentionally Omitted

17

4.19

Assets Necessary to Business

17

4.20

Compliance with Laws

18

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF BUYER

5.1

Company Organization

18

5.2

Authorization and Validity

18

5.3

Consents, Approvals, and Notifications

18

5.4

Financial Ability

19

5.5

Solvency

19

5.6

Law and Legal Proceedings

19

5.7

No Brokers or Finders

19

5.8

Adequate Assurance

19

ARTICLE 6

COVENANTS OF SELLERS

6.1

Actions Before Closing

19

6.2

Conduct of Business Prior to Closing

20

6.3

Permits

22

6.4

Access to Properties and Records

22

6.5

Payments and Revenues

23

6.6

Name Change

23

6.7

Supplements to Disclosure Schedules

23

6.8

Motions and Orders

23

6.9

Avoidance Actions

23

6.10

Waiver of Bulk Sales Laws

23

6.11

Casualty

23

ARTICLE 7

COVENANTS OF BUYER

7.1

Actions Before Closing Date

24

7.2

Consents, Approvals and Notifications

24

7.3

Availability of Business Records

24

7.4

Payments and Revenues

24

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ARTICLE 8

COURT APPROVAL

8.1

Court Approval

25

8.2

Certain Bankruptcy Undertakings

25

8.3

Break Up Fee; Expense Reimbursement

26

8.4

Alternative Transaction

26

8.5

Bid Procedures Order

26

8.6

Sale Order

27

ARTICLE 9

TAXES

9.1

Taxes Related to Purchase of Acquired Assets

27

9.2

Proration of Real and Personal Property Taxes

27

9.3

Cooperation on Tax Matters

28

9.4

Retention of Tax Records

28

9.5

Purchase Price Allocation

28

ARTICLE 10

CONDITIONS PRECEDENT TO PERFORMANCE BY PARTIES

10.1

Conditions Precedent to Performance by Sellers

29

10.2

Conditions Precedent to the Performance by Buyer

29

ARTICLE 11

TERMINATION AND EFFECT OF TERMINATION

11.1

Right of Termination

30

11.2

Termination Rights

30

11.3

Effect of Termination

32

11.4

Specific Performance

32

ARTICLE 12

MISCELLANEOUS

12.1

Intentionally Omitted

32

12.2

Transition of Permits

32

12.3

Successors and Assigns

33

12.4

Governing Law; Jurisdiction

33

12.5

Waiver of Jury Trial

33

12.6

Warranties Exclusive

34

12.7

No Survival of Representations and Warranties; Post-Closing

34

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12.8

Mutual Drafting

34

12.9

Expenses

34

12.10

Broker’s and Finder’s Fees

34

12.11

Severability

34

12.12

Notices

35

12.13

Amendments; Waivers

36

12.14

Public Announcements

36

12.15

Entire Agreement

37

12.16

Parties in Interest

37

12.17

Headings

37

12.18

Construction

37

12.19

Currency

38

12.20

Time of Essence

38

12.21

Counterparts

38

12.22

Further Assurances

38

12.23

No Consequential or Punitive Damages

38

12.24

Non-Recourse

38

12.25

General Release

38

ARTICLE 13

DEFINITIONS; SCHEDULES; EXHIBITS

13.1

Certain Terms Defined

40

13.2

Schedules

48

13.3

Exhibits

49

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ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (as amended from time to time, the “Agreement”), dated as of March 17, 2015 (the “Agreement Date”), is made by and among Lima Energy Company, an Ohio corporation (“LEC”), and USA Synthetic Fuel Corporation, a Delaware corporation (the “Parent”, together with LEC, the “Sellers”) and Third Eye Capital Corporation, an Ontario corporation (“Buyer”).  Sellers and Buyer are each referred to herein as a “Party” and collectively as the “Parties.”  Capitalized terms used in this Agreement are defined in Article 13.

WITNESSETH

WHEREAS, Sellers are development stage companies focused on the development of low cost clean energy solutions through the deployment and operation of commercial facilities designed to cost-effectively convert lower value solid hydrocarbons such as coal, renewables or petcoke into higher value, ultra clean energy products (the “Business”);

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, the Acquired Assets (as defined below);

WHEREAS, the Parent and certain of its directly or indirectly wholly-owned subsidiaries, including LEC, set forth on Schedule A (the “Subsidiaries”) anticipate filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (as amended, the “Bankruptcy Code”), which are anticipated to be jointly administered for procedural purposes (collectively, the “Bankruptcy Cases”);

WHEREAS, it is intended that the acquisition of the Acquired Assets would be accomplished through the sale, transfer and assignment of the Acquired Assets by Sellers to Buyer in a sale undertaken pursuant to section 363 of the Bankruptcy Code and that certain executory contracts and unexpired leases will be assumed by Sellers and assigned to Buyer pursuant to section 365 of the Bankruptcy Code, in each instance, free and clear of any and all Liens or Claims, other than Permitted Liens and Assumed Liabilities;

WHEREAS, Buyer, acting at the direction of Third Eye Capital Corporation, in its capacity as administrative agent under the Note Purchase Agreement and Unit Purchase Agreement, desires to credit bid the aggregate amount of the portion of the DIP Loan (as defined below), the portion of the Note Obligations (as defined below), the Break Up Fee (as defined below) and the Expense Reimbursement (as defined below) that are included in the Credit Bid Amount (as defined below) pursuant to Sections ?2.1(a), and ?2.1(b), in exchange for the transfer by Sellers to Buyer of the Acquired Assets, free and clear of any and all Liens or Claims, other than Permitted Liens and Assumed Liabilities;

WHEREAS, Buyer also desires to assume, and Sellers desire to assign and transfer to Buyer, the Assumed Liabilities;

WHEREAS, Sellers believe, following consultation with its financial advisors and consideration of available alternatives, that, in light of the current circumstances, a sale of its

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assets is necessary to maximize value and is in the best interest of Sellers, its estates and creditors; and

WHEREAS, the transactions contemplated by this Agreement will be subject to the approval of the Bankruptcy Court and will be consummated only pursuant to the Sale Order to be entered in the Bankruptcy Cases and the applicable provisions of the Bankruptcy Code.

NOW, THEREFORE, in consideration of the foregoing and their respective representations, warranties, covenants and undertakings herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF THE ACQUIRED ASSETS

1.1

Purchase, Sale and Transfer of Acquired Assets

.  At the Closing, and upon the terms and conditions herein set forth, Sellers shall sell, transfer, assign, convey and deliver to Buyer or its designated Affiliates, and Buyer shall acquire from Sellers, all of Sellers’ right, title, and interest in, to and under (in each case free and clear of any and all Liens or Claims, other than Permitted Liens and Assumed Liabilities) the Acquired Assets.  “Acquired Assets” shall mean substantially all property, assets and rights owned, leased or held for use by Sellers used or useful in or held for use in the Business of every kind, character and description including, all direct or indirect, right, title, and interests of Sellers in, to and under all the tangible and intangible, real and personal, assets, properties, rents, Claims and contracts of Sellers wheresoever located whether carried on the books of Sellers or not carried on the books of Sellers, due to expense, full depreciation or otherwise, used or useful in or held for use in the Business, including, without limitation, the following; provided, however, that the Acquired Assets shall not include any Excluded Assets:

(a)

all of Sellers’ right, title, and interests in, to, and under all real property owned in fee by Sellers, including, but not limited to, all real property located in Lima, Ohio (the “Owned Real Property”);

(b)

all of Sellers’ rights and interests under the leases, licenses, or other agreements (written or oral) pursuant to which Sellers convey or grant to any Person a leasehold interest in, or the right to use or occupy, any Owned Real Property or portion thereof other than the leases, licenses, and other agreements set forth on Schedule ?1.1(b) (all of such assumed leases, licenses, and other agreements, the “Owned Real Estate Leases”), including the right to all security deposits and other amounts and instruments deposited by or on behalf of any tenant or occupier thereunder;

(c)

all of Sellers’ rights, titles, interests and estates under leases of real property leased by Sellers with respect to the Coal Assets as defined and set forth on Schedule ?1.1(c) (all of such assumed leases, the “Leased Real Estate Leases,” and, together with the Owned Real Estate Leases, the “Real Estate Leases”), including rights to security deposits

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related thereto (the real property leased by Sellers pursuant to the Leased Real Estate Leases, the “Leased Real Property”);

(d)

all of:  (i) Sellers’ rights and interests to the buildings, improvements and FF&E now or hereafter located on the Owned Real Property or the Leased Real Property, subject to limitations set forth in the Real Estate Leases (collectively, the “Improvements”); (ii) Sellers’ equipment, security devices, furniture, fixtures, tools and other personal property now or hereafter owned, leased or held by Sellers, but excluding any of the foregoing items under capitalized leases and similar instruments not constituting Assigned Contracts (collectively, the “Equipment”) a schedule of which Equipment, the historical cost of which exceeds $20,000 individually, is set forth on Schedule 1.1(d); and (iii) any rights of Sellers to the warranties and licenses received from manufacturers and Sellers of the Equipment, Improvements or any component thereof;

(e)

all of Sellers’ rights, titles, interests and estates under:  (i) any Coal Assets as defined and set forth on Schedule ?1.1(c); (ii) subject to Section ?1.2(c) below, the sales orders, customer Contracts, master service agreements, work orders, study agreements, contractor agreements, memorandums of agreement, statements of work, or other similar Contracts entered into by Sellers with its customers, including those listed on Schedule 1.1(e) (“Customer Contracts”); (iii) the open purchase orders for which the goods or services have not been received by Sellers as of the Closing Date (the “Purchase Orders”); (iv) other Contracts entered into by Sellers with any supplier or vendor and listed on Schedule 1.1(e) (“Supplier Contracts”); (v) all rights under any existing confidentiality or non-disclosure agreements; and (vi) all other Contracts listed on Schedule ?1.1(e) (the “Other Contracts” and, together with the Real Estate Leases, the Employment Contracts, the Customer Contracts, the Purchase Orders and the Supplier Contracts that Buyer is assuming, the “Assigned Contracts”);

(f)

all of Sellers’ Intellectual Property Rights owned, licensed or used by Sellers, including those related to the names “USA Synthetic Fuel Corporation” or “Lima Energy Company” (the “Acquired Intellectual Property”) provided that, to the extent such Acquired Intellectual Property cannot be transferred to Buyer, Sellers shall be deemed to have granted to Buyer an exclusive, royalty-free right and license to use such Intellectual Property Rights from and after the Closing Date, to the fullest extent permitted by applicable Law;

(g)

any computer software or systems owned by Sellers and licenses held by Sellers (to the extent transferable);

(h)

subject to Sections 1.6 and 12.2, all rights and interests of Sellers under any Permits (including environmental, health and safety Permits) and all pending applications therefore which have been issued to, or are held or used by, the Sellers, including, but not limited to Permits associated with mineral claims and similar interests in Vigo County, Indiana or the real property owned or leased by Sellers in Lima, Ohio, in each case, to the extent transferable;

(i)

all of Sellers’ instruments, trade accounts, accounts receivable or notes receivable (whether current or noncurrent), rebates, refunds, unbilled costs and fees attributable to the Business or the Acquired Assets and all causes of action specifically pertaining to the

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collection of the foregoing, and any other receivables of Sellers, in each case arising prior to or on the Closing Date;

(j)

subject to applicable privacy laws and Section 3.4, copies of all Business Records;

(k)

all current and prior insurance policies of Sellers and all rights of any nature with respect thereto, including all insurance recoveries, prepaid premiums, and unearned premiums thereunder and rights to assert claims with respect to any such insurance recoveries; provided, however, insurance policies of any of the Sellers and/or the Subsidiaries for directors’, managers’, and officers’ liability and all rights of any nature with respect thereto, including all insurance recoveries, prepaid premiums, and unearned premiums thereunder and rights to assert claims with respect to any such insurance recoveries shall be Excluded Assets;

(l)

all rights to Tax refunds and, to the extent permitted by applicable law, loss carryforwards, claims, defenses, credits or similar benefits attributable to either Seller, and all related records and documentation;

(m)

all security and utility deposits, other deposits, credits, allowance, prepaid assets, or charges, rebates, setoffs, prepaid expenses, and other prepaid items related to the Acquired Assets (except for security deposits relating to Sellers’ (i) Real Estate Leases which are not Assigned Contracts, (ii) Contracts that are not Assigned Contracts, and (iii) Excluded Assets) and any restricted Cash that Sellers are required to maintain in connection with Sellers’ insurance programs or policies that represent prepayments and similar items arising out of, or relating to, the Acquired Assets or the Business;

(n)

all promotional allowances and vendor rebates and similar items;

(o)

all office supplies, stationery, forms, labels, shipping materials, brochures, art work, photographs, production supplies, other miscellaneous supplies, and other tangible property of any kind wherever located, including all property of any kind located in any building, office or other space leased, owned, or occupied by Sellers or in any warehouse where any of Sellers’ properties and assets may be situated;

(p)

all rights, claims or causes of action of Sellers against third parties arising out of events occurring prior to the Closing Date, including, for the avoidance of doubt, arising out of events occurring prior to the Petition Date, and including any rights under or pursuant to any and all warranties, representations and guarantees made by suppliers, manufacturers, and contractors relating to products sold, or services provided, to Sellers, excluding only the rights, claims and causes of action that are identified as Excluded Assets in Section ?1.2;

(q)

the right to receive and retain mail and other communications; and

(r)

subject to applicable privacy Laws, all goodwill and other intangible assets including correspondence with present or prospective customers and suppliers, advertising materials, software programs, telephone exchange numbers, and other similar intangible assets associated with the Business and the Acquired Assets (to the extent transferable), including customer and supplier lists provided that, to the extent such intangible assets cannot be

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transferred to Buyer, Sellers shall be deemed to have granted to Buyer an exclusive, royalty-free right and license to use such intangible assets from and after the Closing Date, to the fullest extent permitted by applicable Law.

1.2

Excluded Assets

.  Notwithstanding anything to the contrary in this Agreement, the Acquired Assets are the only properties, rights and assets transferred to, or otherwise acquired by, Buyer under this Agreement.  Without limiting the generality of the foregoing, the Acquired Assets do not include (i) any right, title, or interest of any Person other than Sellers in any property or asset and (ii) the properties and assets of Sellers listed or described below in this Section ?1.2 (all properties and assets not being acquired by Buyer are herein collectively referred to as the “Excluded Assets”):

(a)

the Purchase Price and all Cash held by or on behalf of Sellers (other than the deposits and restricted Cash referenced in Section ?1.1(m) or prepaid premiums referenced in Section ?1.1(k));

(b)

all of Sellers’ rights under Contracts that are not Assigned Contracts, including any Contracts set forth on Schedule ?1.2(b);

(c)

all of Sellers’ rights under Employee Benefit Plans;

(d)

all of Sellers’ rights and interests under any Permits that are not Acquired Assets;

(e)

any assets and associated claims or rights arising out of the Excluded Liabilities, including rights relating to prepaid expenses, refunds or adjustments;

(f)

all rights of Sellers arising under this Agreement, the Ancillary Agreements, and under any other agreement between Sellers and Buyer entered into in connection with this Agreement;

(g)

all company seals, minute books, charter documents, stock or equity record books and such other books and records as pertain to the organization, existence, or capitalization of Sellers, as well as any other records or materials relating to Sellers generally and not involving or related to the Acquired Assets or the operations of the Business (the “Corporate Records”); provided that Sellers shall provide Buyer with reasonable access to, and copies of, any Corporate Records;

(h)

all rights, claims or causes of action of Sellers that are related to the Excluded Assets or the Excluded Liabilities and all Avoidance Actions; provided that Sellers may not bring any Avoidance Actions or other causes of Action against any customers of the Business; provided, further, the Debtors may bring any Avoidance Actions against the persons and entities listed in Section 1.2(n).

(i)

all good faith or other bid deposits submitted by any third party under the terms of the Bid Procedures Order, including the sales procedures;

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(j)

any and all privileges of Sellers with any of their professionals including attorneys, accountants, and other advisors, whether related to attorney-client privilege, attorney work product, or otherwise;

(k)

the stock and any other equity interests or securities, including promissory notes, issued by each Subsidiary;

(l)

all bank accounts and lockboxes;

(m)

all of Sellers’ rights and interests in and to the assets listed on Schedule ?1.2;

(n)

all causes of action, including, but not limited to, Avoidance Actions, against or with respect to any employees, current and former shareholders of Sellers or any of their Affiliates and current and former officers or directors of Sellers or any of their Affiliates; and

(o)

all insurance policies of any of the Sellers and/or the Subsidiaries for directors’, managers’, and officers’ liability and all rights of any nature with respect thereto, including all insurance recoveries, prepaid premiums, and unearned premiums thereunder and rights to assert claims with respect to any such insurance recoveries.

1.3

Assumption of Liabilities

.  Subject to the terms and conditions set forth in this Agreement, at the Closing, in consideration for the sale, assignment, conveyance, transfer and delivery of the Acquired Assets to Buyer, Buyer will assume and pay, perform and discharge when due and otherwise in accordance with the terms of this Agreement, only the following Liabilities (collectively, the “Assumed Liabilities”):

(a)

Sellers’ Liabilities under the DIP Loan and Sellers’ Liabilities under the Note Purchase Agreement and Unit Purchase Agreement to the extent such amounts are not included in the Credit Bid Amount;

(b)

all Liabilities and executory obligations of Sellers under the Assigned Contracts (specifically excluding the Excluded Assets);

(c)

all Liabilities arising in connection with the use and operation of the Leased Real Property or the Owned Real Property from and after the Closing Date;

(d)

all Liabilities with respect to Cure Amounts;

(e)

all Liabilities and obligations relating to or arising from the Acquired Assets or the operation of the Business relating to or arising from the period commencing on or after the Closing Date, but, to the fullest extent permitted by Law, excluding any Liabilities under the Real Estate Acquisition and Development Agreement by and between the City of Lima, Ohio and Lima Energy Company, dated October 26, 2012 and any other agreements related thereto;

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(f)

all Taxes related to the operation of the Business by Buyer attributable to periods, or portions thereof, beginning on or after the Closing Date, including Liabilities for Taxes attributable to the ownership of the Acquired Assets from and after the Closing Date (but excluding income Taxes attributable to the gain or loss derived by Sellers in connection with the transfer of the Acquired Assets on the Closing Date); and

(g)

Sellers’ Liabilities under the Royalty Agreement.

Notwithstanding anything in this Agreement to the contrary, Sellers hereby acknowledge and agree that Buyer is not assuming from Sellers, or is in any way responsible for, the Excluded Liabilities.  The transactions contemplated by this Agreement shall in no way expand the rights or remedies of any third party against Buyer or Sellers as compared to the rights and remedies that such third party would have had against Sellers absent the Bankruptcy Cases had Buyer not assumed such Assumed Liabilities.  Other than the Assumed Liabilities, Buyer is not assuming and shall not be liable for any liabilities or obligations of Sellers.

1.4

Excluded Liabilities

.  Except for the Assumed Liabilities, Buyer shall not assume or be liable for or bound by any Liability of Sellers, including any duties, responsibilities, liabilities, assessments, penalties or obligations of any kind or nature, whether known or unknown, whether asserted or unasserted, whether accrued or unaccrued, whether contingent or non-contingent, presently in existence or arising hereafter, disputed or undisputed, liquidated or unliquidated, at Law or in equity or otherwise, including any Liability based on successor liability theories (herein referred to as the “Excluded Liabilities”), including without limitation the following specific Liabilities to the extent they do not otherwise constitute Assumed Liabilities:

(a)

any and all Liabilities of Sellers under any Contract of Sellers that is not an Assigned Contract whether accruing prior to, at, or after the Closing Date (except as set forth in Section ?1.7);

(b)

any and all Liabilities for Taxes arising from or with respect to the Acquired Assets or the Business for any taxable period ending prior to the Closing;

(c)

except as set forth in Section ?1.3(a), any indebtedness or obligation for borrowed money of Sellers, including, without limitation, with respect to any intercompany note or other payable by Sellers to any of their affiliates;

(d)

any and all Liabilities of Sellers under any Employee Benefit Plan or other Liability with respect to current or former directors, officers, employees or consultants of Parent or any Subsidiary;

(e)

to the fullest extent permitted by Law, any and all Liabilities under the Real Estate Acquisition and Development Agreement by and between the City of Lima, Ohio and Lima Energy Company, dated October 26, 2012 and any other agreements related thereto;

(f)

to the maximum extent permitted by Law, any and all Environmental Liabilities or other Liabilities arising under any other Law in connection with any environmental, health, or safety matters, including as a result of any action or inaction of Sellers or of any third

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party relating to the storage, use, or operation of the Acquired Assets on or before the Closing Date; and

(g)

any and all Liability for:  (i) costs and expenses incurred by Sellers or owed in connection with the administration of the Bankruptcy Cases (including the U.S. Trustee fees, the fees and expenses of attorneys, accountants, financial advisors, consultants, and other professionals retained by Sellers, and any official or unofficial creditors’ committee, the fees and expenses of the post-petition lenders or the pre-petition lenders incurred or owed in connection with the administration of the Bankruptcy Cases); and (ii) all costs and expenses of Sellers incurred in connection with the negotiation, execution, and consummation of the transactions contemplated under this Agreement.

1.5

Assignment of Contracts and Rights

.  To the maximum extent permitted by the Bankruptcy Code, the Acquired Assets, including without limitation Assigned Contracts shall be assumed by and assigned to Buyer pursuant to Section 365 of the Bankruptcy Code as of the Closing Date or such other date as specified in an Order of the Bankruptcy Court.

1.6

Limitations on Assignability

.

(a)

This Agreement and the instruments and documents executed and delivered herewith will constitute an assignment of all Acquired Assets; provided that neither this Agreement, nor any of the instruments or documents executed and delivered in connection herewith or contemplated hereby, shall constitute an assignment or assumption of any Acquired Asset, or an attempted assignment or an attempted assumption thereof, to the extent that, without the consent of a third party, such assignment or attempted assignment, or assumption or attempted assumption, would constitute a breach thereof or in any way adversely affect the rights of Buyer or Sellers thereunder, unless otherwise provided under the Bankruptcy Code, or the Sale Order.  If, with respect to any Acquired Asset such consent is not obtained or such assignment is not attainable pursuant to the Bankruptcy Code or the Sale Order, then such Acquired Asset shall not be transferred hereunder and the Closing shall proceed with respect to the remaining Acquired Assets and Sellers shall use their respective commercially reasonable efforts, and Buyer shall cooperate with Sellers, to obtain any such consent and to resolve the impracticalities of assignment after the Closing.

(b)

With respect to such non-assignable or non-assumable Acquired Assets that are Assigned Contracts, Sellers hereby appoints, effective as of the Closing Date, Buyer as Sellers’ agent and attorney-in-fact, effective as of the Closing Date, to act for Sellers in obtaining the benefits and performing Sellers’ obligations under such Contracts, but only to the extent any action to obtain such benefits and any such delegation of duties may be made without violation thereof.  In addition, until the earlier of (i) the impracticalities of assignment referred to in this Section ?1.6 hereof are resolved and such assignments have been effected or (ii) eighteen (18) months following the Closing Date, and at Buyer’s expense, Sellers shall use their respective, commercially reasonable efforts to (i) provide Buyer the benefits of any Acquired Asset referred to in this Section ?1.6, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to Buyer, and (iii) enforce, for the account and benefit of Buyer, any and all rights of Sellers arising from the Acquired Assets referred to in this Section ?1.6 against such issuer thereof and all other parties thereto (including the right to elect to terminate any Contract

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in accordance with the terms thereof on the advice of Buyer).  To the extent that Buyer is provided the benefits pursuant to this Section ?1.6 of any Acquired Asset, Buyer shall perform, on behalf of Sellers, for the benefit of the issuer thereof and/or all other parties thereto, the obligations of Sellers thereunder or in connection therewith, but only to the extent that such action by Buyer would not result in any material default thereunder or in connection therewith.

1.7

Executory Contract Designation

.

(a)

Prior to the Petition Date, Sellers shall deliver to Buyer a true, correct and complete list (the “Executory Contract List”) of all Contracts related to the Acquired Assets or otherwise used in connection with the Business.  The Executory Contract List shall describe the monetary amounts that must be paid and nonmonetary obligations that otherwise must be satisfied, including pursuant to Section 365(b)(1)(A) and (B) of the Bankruptcy Code, in order for Buyer to assume the Assigned Contracts pursuant to this Agreement (“Undisputed Cure Costs”) and such other commercial information related to the Contracts listed thereon as shall be reasonably requested by Buyer.

(b)

No later than two (2) Business Days following the entry of the Bid Procedures Order a copy of the Executory Contract List, which shall be in form and substance reasonably acceptable to the Buyer, shall be filed with the Bankruptcy Court and served on all necessary parties.  Any counterparty to a Contract included on the Executory Contract List shall have until fourteen (14) days after the mailing of the Notice of Assignment and Cure (as defined in the Bid Procedures Order) to such affected party to object to the Cure Amounts listed on the Executory Contract List and the Notice of Assignment and Cure.

(c)

To the extent a counterparty to a Contract objects or otherwise challenges the Undisputed Cure Costs determined by Sellers and asserts a different monetary amount that must be paid and/or nonmonetary obligations that otherwise must be satisfied, including pursuant to Section 365(b)(1)(A) and (B) of the Bankruptcy Code, in order for Buyer to assume such Contract pursuant to this Agreement, the difference between the Undisputed Cure Costs determined by Sellers and such amounts and/or nonmonetary obligations determined by such counterparty shall be referred to as the “Disputed Cure Costs.”

(d)

On or prior to the Designation Deadline (as defined herein), Buyer may designate in writing any Contract as an Assigned Contract to be assumed by it pursuant to this Agreement or remove any Contract previously designated by Buyer as an Assigned Contract, whether originally listed on Schedule 1.1(e) (the list of Assigned Contracts) or not.  Buyer shall be obligated to pay at Closing any Undisputed Cure Costs associated with the assumption of such Assigned Contract.  The Disputed Cure Costs shall only be paid pursuant to an Order of the Bankruptcy Court or mutual agreement between Buyer and the counterparty to the applicable Assigned Contract.  Notwithstanding anything contained herein to the contrary, Buyer shall only assume, and shall only be responsible for, Contracts designated by it as Assigned Contracts pursuant to this Section ?1.7.  As used herein, the “Designation Deadline” shall mean the date that is five (5) Business Days following the date upon which the rights of the parties to the Contracts to object or otherwise challenge Sellers’ Undisputed Cure Costs expire pursuant to an Order of the Bankruptcy Court.

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(e)

Sellers shall use commercially reasonable efforts to cooperate with Buyer in its efforts to reduce the Disputed Cure Costs and negotiate rent reductions with respect to Real Estate Leases that are Assigned Contracts.  Such efforts shall include, without limitation, providing Buyer with access to relevant business records, personnel, equipment, and Buyer’s other reasonable requests in order to allow Buyer to assist with evaluating the Disputed Cure Costs.

1.8

Preservation of Existing Contracts

.  From the Agreement Date through and including the Closing Date, the Sellers shall not reject any Contract unless otherwise agreed to in writing (including by e-mail) by the Buyer.

ARTICLE 2

CONSIDERATION

2.1

Consideration

.

(a)

The aggregate consideration for the sale and transfer of the Acquired Assets (the “Purchase Price”) shall be:  (a) Fifteen Million Dollars $15,000,000.00 less any amounts required to be withheld under applicable Law (including Section 897 or 1445 of the Code), plus (b) the assumption of Assumed Liabilities, including payment of all Cure Amounts in accordance with the terms of the Sale Order.  Buyer, at the direction of Third Eye Capital Corporation, in its capacity as administrative agent under the Note Purchase Agreement and Unit Purchase Agreement, shall surrender and release a portion of the DIP Loan, a portion of the Note Obligations, a portion of the Break Up Fee and a portion of the Expense Reimbursement and credit the Sellers with the satisfaction of the same, in the amount of Fifteen Million Dollars ($15,000,000.00) (such amount as may be increased pursuant to Section ?2.1(b), the “Credit Bid Amount”) in order to satisfy payment of the Purchase Price to be paid at Closing.

(b)

At any time and from time to time, Buyer may at its sole discretion increase the Purchase Price, including by (i) increasing the Credit Bid Amount by up to the full amount of the DIP Loan, the Note Obligations, the Break Up Fee and/or the Expense Reimbursement, and/or (ii) paying additional cash consideration.

2.2

Debtor in Possession Financing

.  In addition to the Purchase Price payable to Sellers pursuant to this ?ARTICLE 2, Buyer has committed to provide debtor in possession financing to Sellers in an amount up to Seven Hundred Sixty-Five Thousand Nine Hundred and Seventy Dollars ($765,970) (the principal, interest, premium and any other amounts due to Buyer or Buyer’s Affiliate under any such financing (the “DIP Loan”)) pursuant to that certain Debtor-in-Possession Term Loan Facility dated as of the date hereof (the “DIP Facility”).  Buyer may choose to reduce the Purchase Price by the amount of the DIP Loan outstanding as of the Closing Date by (i) either (x) delivering fully executed releases with respect to the full amount of the DIP Loan or (y) assuming the Sellers’ obligations with respect to the full amount of the DIP Loan and (ii) paying the balance of the cash portion of the Purchase Price after reducing the Purchase Price by the amount of the DIP Loan in accordance with this ?ARTICLE 2; provided, however, that such balance may be further reduced by the Credit Bid Amount as described in this ?ARTICLE 2.

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ARTICLE 3

CLOSING AND DELIVERIES

3.1

Closing

.  The consummation of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Morris, Nichols, Arsht & Tunnell LLP, 1201 North Market Street, 16th Floor, Wilmington, DE 19899, on or before the second Business Day following the satisfaction or waiver by the appropriate Party of all the conditions contained in ?ARTICLE 10 (other than those to be satisfied at the Closing) or on such other date or at such other place and time as may be mutually agreed to by the Parties in writing (the date on which the Closing occurs, hereinafter, the “Closing Date”).  Unless otherwise agreed by the Parties in writing, the Closing shall be deemed effective and all right, title, and interest of Sellers to be acquired by Buyer hereunder shall be considered to have passed to Buyer as of 12:01 a.m. (Eastern Time) on the Closing Date.

3.2

Sellers’ Deliveries

.  The sale, transfer, assignment, and delivery by Sellers of the Acquired Assets to Buyer, as herein provided, shall be effected on the Closing Date.  At the Closing, Sellers will deliver or cause to be delivered:

(a)

to Buyer, a duly executed bill of sale in a form that is reasonably acceptable to both the Buyer and Sellers (the “Bill of Sale”) pursuant to which Sellers shall transfer their respective right, title and interests in and to the Acquired Assets;

(b)

to Buyer, a duly executed assignment and assumption agreement (and other similar customary transfer instruments) in a form that is reasonably acceptable to both the Buyer and Sellers (the “Assignment and Assumption Agreement”), which shall provide for, among other things, the assumption and assignment to Buyer of all of Sellers’ rights, title, and interests in and to the Acquired Assets and all of Sellers’ obligations with respect to the Assumed Liabilities;

(c)

to Buyer, for each Owned Real Property, a duly executed quit claim deed;

(d)

to Buyer, a certificate of non-foreign status pursuant to Section 1445 of the Code and Treasury Regulations Section 1.1445-2(b) for each Seller;

(e)

to Buyer, all state, county and municipal transfer tax forms that are legally required to be executed by each Seller to effectuate the real property transfers;

(f)

to Buyer, a duly executed Domain Name Assignment in a form that is reasonably acceptable to both the Buyer and Sellers (the “Domain Name Assignment”);

(g)

to Buyer, duly executed assignment and assumption agreements with respect to the Real Estate Leases being assigned hereunder in a form that is reasonably acceptable to both the Buyer and Sellers (the “Assignments and Assumptions of Leases and Related Agreements”);

(h)

to Buyer, a certified copy of the Sale Order;

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(i)

change of operator forms and other similar forms required by federal or state regulatory authorities, including such documentation for the transfer of the Permits;

(j)

with respect to the Owned Real Property, all such affidavits, certificates and other instruments as may be required by a nationally recognized title company or as reasonably requested by Buyer for purpose of issuing title insurance policies to Buyer, with the standard, pre-printed exceptions (other than with respect to survey matters) deleted; and

(k)

to Buyer, a certificate dated as of the Closing Date and signed by a senior officer of Sellers in the officer’s capacity as such, certifying the matters set forth in Sections ?10.2(a) and ?10.2(b) of this Agreement.

3.3

Buyer’s Deliveries

.  At the Closing Date, in payment for the Acquired Assets, Buyer shall pay, deliver, or cause to be delivered:

(a)

evidence reasonably satisfactory to Sellers of the surrender and release of the portion of the DIP Loan and the portion of the Note Obligations in an amount equal to the Credit Bid Amount, and the credit of Sellers with the satisfaction of the same;

(b)

to Sellers, a duly executed Assignment and Assumption Agreement;

(c)

to Sellers, duly executed Assignments and Assumptions of Leases and Related Agreements;

(d)

to Sellers, a certificate dated as of the Closing Date and signed by a senior officer of Buyer in the officer’s capacity as such, certifying the matters set forth in Sections ?10.1(a) and ?10.1(b) of this Agreement; and

(e)

such termination statements, lien releases, discharges, or other instruments as Sellers may reasonably deem necessary to release Liens on the assets of the Sellers and their subsidiaries related to the DIP Loan and Note Obligations, each in the form and substance reasonably satisfactory to the Sellers.

3.4

Retained Books and Records

.  Notwithstanding anything contained in this Agreement to the contrary, Sellers shall retain all Books and Records currently held at the Company’s office in Cincinnati, Ohio (the “Retained Books and Records”) after the Closing and until the date the Securities Exchange Commission, in connection with its investigation involving the Sellers, permits the Retained Books and Records to be moved from such location.  Following the Closing, Sellers shall deliver all of the Books and Records, other than the Retained Books and Records, to Buyer.  Following the Closing, Sellers shall provide Buyer with copies of the Retained Books and Records, or the information contained in such Retained Books and Records, at Buyer’s expense as Buyer shall from time to time reasonably request.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers hereby represent and warrant to Buyer as of the date hereof and as of the Closing Date (except as set forth on the Disclosure Schedules) as follows:

4.1

Organization

.  The Parent and each Subsidiary is duly organized or formed and validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation.  The Parent and each Subsidiary has all requisite corporate (or equivalent) power and authority to own, lease and operate its properties, to carry on its business as now conducted (including the Business), to own, lease and operate its properties, and to perform its obligations hereunder and under any Ancillary Agreement to which it is or will be a party.  The Parent and each Subsidiary is qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which the conduct of its Business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized, or in good standing is the result of the filing of Sellers’ Bankruptcy Cases.

4.2

Authorization and Validity

.  Subject to Bankruptcy Court approval, the Parent and each Subsidiary has all requisite corporate (or equivalent) power and authority to enter into this Agreement and any Ancillary Agreement to which it is or will be a party and to carry out its obligations hereunder and thereunder.  Subject to Bankruptcy Court approval, the execution and delivery of this Agreement and the Ancillary Agreements, and the performance by the Parent and each of the Subsidiaries of their respective obligations hereunder and thereunder, have been duly authorized by all necessary corporate (or equivalent) action on behalf of the Parent and each of the Subsidiaries, and no other proceedings on the part of the Parent or any of the Subsidiaries are necessary to authorize such execution, delivery, and performance.  This Agreement has been, and the Ancillary Agreements when delivered will be, duly executed by the Parent and each of the Subsidiaries, and, subject to Bankruptcy Court approval, constitute the valid and binding obligation, enforceable against the Parent and each of the Subsidiaries in accordance with the terms herein and therein (subject to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or effecting creditors’ rights and to general principles of equity, including principles of commercial reasonableness and good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at Law or in equity)).

4.3

No Conflict

.  The execution and delivery by Parent and each Subsidiary of this Agreement and each Ancillary Agreement to which each is a party, the consummation of the transactions contemplated hereby and thereby, or compliance by Parent or such Subsidiary with any of the provisions hereof do not conflict with, or result in any violation of or default or breach (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of, (i) the certificate of incorporation and by-laws or comparable organizational documents of Parent or such Subsidiary; (ii) subject to Bankruptcy Court approval, any Contract, the Real Estate Leases or Permit to which Parent or such Subsidiary is a party or by which any of the properties or assets of Parent or such Subsidiary is subject; (iii) subject to Bankruptcy Court approval, any Order of any Government authority, applicable to Parent or such Subsidiary or any of the properties or assets of Parent or such Subsidiary as of the date hereof; or (iv) subject to Bankruptcy Court approval, any applicable

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Law, other than, in the case of clauses (ii), (iii) and (iv), such conflicts, violations, defaults, breaches, terminations or cancellations that would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect.  Neither Parent nor any Subsidiary is a party to, or subject to or bound by, any judgment, injunction or decree of any Government authority or agreement which may restrict or interfere with the performance by Parent or such Subsidiary of this Agreement or Buyer’s ability to operate the Business as currently operated.

4.4

Permits, Government Consents and Approvals

.

(a)

Schedule ?4.4(a) sets forth a true, complete and correct list of all material Permits relating to the Acquired Assets held by Sellers or their Subsidiaries as of the date of this Agreement.  Except as set forth on Schedule ?4.4(a), all such Permits (i) are valid and in full force and effect and none of Parent or any Subsidiary is in default under or in violation of any such Permit, except for such defaults or violations which would not reasonably be expected, individually or in the aggregate, to materially restrict or interfere with Buyer’s ability to operate the Business as currently operated and no suspension, modification or cancellation of any such Permits is pending (other than pursuant to its terms) or, to the Sellers’ Knowledge, threatened and (ii) except as set forth on Schedule ?4.4(a) and subject to entry of the Sale Order, may be transferred or reissued to Buyer in accordance with this Agreement and without the approval of any Person (other than the Bankruptcy Court).  Such Permits are readily transferable to Buyer without material expense and without causing such Permits to be revoked, cancelled, suspended or modified.

(b)

Subject to entry of the Sale Order, the execution, delivery, and performance by the Parent and each of the Subsidiaries of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not require the Consent of, or filing with, any Government or third party, except for (a) Permits required in connection with the conduct of the Business, (b) such Consents and filings, the failure to obtain or make which would not result in a Material Adverse Effect on the Business, and (c) such Consents as set forth on Schedule 4.4(b).

4.5

Law and Legal Proceedings

.  Except (a) as set forth on Schedule 4.5, (b) for matters before the Bankruptcy Court involving the Parent, the Subsidiaries, or any of their Affiliates, and (c) any matters that will otherwise be resolved by the Sale Order without any Liability applicable to Buyer or the Acquired Assets, there are no material Legal Proceedings pending or, to Sellers’ Knowledge, threatened in writing against the Parent or any of the Subsidiaries before any Government authority, and to the Sellers’ Knowledge, there is no basis for any such Legal Proceeding.

4.6

Environmental Matters

.  With respect to the Acquired Assets, (a) neither Parent nor any of the Subsidiaries is the subject of any outstanding material Environmental Liability nor has Parent or any Subsidiary received any written notice, complaint or inquiry from any Government or any other Person respecting any material Environmental Liability, (b) there is no investigation or Legal Proceeding pending, or, to the Knowledge of Sellers, threatened that could reasonably be expected to result in Parent or any Subsidiary incurring any material Liability pursuant to any applicable Environmental Law in connection with the Acquired Assets, including without limitation, any such Liability relating to the on-site or off-site treatment,

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storage, recycling or handling of any Hazardous Materials by or on behalf of Parent or any Subsidiary in connection with the Acquired Assets, and (c) to the knowledge of Sellers: (i) there has been no Release of Hazardous Materials and (ii) no Person has been exposed to Hazardous Materials at, to, on, under or from the Owned Real Property or the Leased Real Property in a manner that could result in material Liability under Environmental Laws.  Sellers have delivered or made available to Buyer copies of all material reports, assessments or tests with respect to compliance of the Owned Real Property or Leased Real Property with any Environmental Laws or the presence or Release of Hazardous Material which are in the possession, custody or control of Parent or any Subsidiary.

4.7

Intentionally Omitted

.

4.8

Intentionally Omitted

.

4.9

Material Contracts

.  Sellers have made available to Buyer a true, correct and complete copy of each Contract listed on Schedule 1.1(e) as amended to date.  To Sellers’ Knowledge, each such Contracts is, as of the Agreement Date, in full force and effect and, as of the Agreement Date, is the valid and binding obligation of Parent or applicable Subsidiary, enforceable against it in accordance with its terms in all material respects (subject to payment of any applicable Cure Amounts), subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar Laws now or hereafter in effect affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity).

4.10

Intellectual Property

.

(a)

As of the Agreement Date, to Sellers’ Knowledge:  (i) there are no infringements or misappropriations by any third party of any of the material Acquired Intellectual Property and (ii) none of the Acquired Intellectual Property infringes on the Intellectual Property Rights of any third party.

(b)

Neither Parent, nor any Subsidiary is bound by or a party to any license or agreement of any kind relating to the Intellectual Property Rights of any other Person for the use of such Intellectual Property Rights in the conduct of the Business, except as set forth in Schedule 4.10 and except for so-called “shrink-wrap” license agreements relating to computer software licensed in the Ordinary Course of Business.

4.11

Title to Assets

.  Each of Parent and each Subsidiary has good valid title to and interest in (as applicable) all of its personal property which constitute Acquired Assets in each case free and clear of Liens, except Permitted Liens.  Subject to the entry of the Sale Order and Section 1.6, Buyer will be vested with good title to the Acquired Assets, free and clear of all Liens, Claims, interests and encumbrances, other than Assumed Liabilities, to the fullest extent permissible under Section 363(f) of the Bankruptcy Code.  Except as set forth in Schedule ?4.11 and subject to Section 1.6, upon entry of the Sale Order, Sellers will have all requisite authority to transfer good and valid title to or leasehold interest in all of the Acquired Assets free and clear of all Liens, including Permitted Liens, to the fullest extent permissible under Sections 363 and 365 of the Bankruptcy Code.

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4.12

Real Property

.

(a)

Schedule ?4.12(a) sets forth a list of all Owned Real Property.  Except as set forth on Schedule ?4.12(a), with respect to each Owned Real Property:  (i) Parent or LEC has good and marketable indefeasible fee simple title free and clear of all Liens (except Permitted Liens and Liens that will be removed pursuant to the Sale Order); (ii) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of such Owned Real Property other than under the Owned Real Estate Leases; and (iii) there are no outstanding options or rights of first refusal to purchase such Owned Real Property (other than the right of Buyer pursuant to this Agreement), or any portion thereof or interest therein.

(b)

To Sellers’ Knowledge, Schedule ?4.12(b) sets forth a complete list of all Real Estate Leases.  Sellers have provided Buyer with, or access to, true, correct, accurate and complete copies of all leases and other instruments and agreements (together with all amendments, modifications, supplements, and restatements thereto, if any) in Sellers’ possession pertaining to the Real Estate Leases.  Except as set forth on Schedule ?4.12(b), such Real Estate Leases have not been amended, modified, restated or otherwise supplemented.  Except as set forth in Schedule ?4.12(b), with respect to each of the aforementioned Real Estate Leases: (i) except as results from the pendency of the Bankruptcy Cases, Parent or LEC has a valid and subsisting leasehold estate in and the right to quiet enjoyment of such Leased Real Property for the full term of such Real Estate Lease, and such Real Estate Lease is legal, valid, binding and enforceable against the applicable Seller and in full force and effect; and (ii) except as set forth on Schedule ?4.12(b), no consent of any third party under such Real Estate Lease is necessary with respect to Buyer’s acquisition of the Acquired Assets, nor will such Real Estate Lease be terminable or in default as a result of the consummation of the transactions contemplated thereby.

4.13

No Brokers or Finders

.  Except as relates to Sellers’ retention and engagement of Asgaard Capital LLC, no agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by, or acting on behalf of, Sellers in connection with the negotiation, execution, or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder’s or similar fees or other commissions as a result of this Agreement or such transaction.

4.14

Intentionally Omitted

.

4.15

No Other Representations or Warranties; Disclosure Schedules

.  Except for the representations and warranties contained in this ?ARTICLE 4 (as modified or supplemented by the Disclosure Schedules) (which may be relied upon by Buyer), neither Sellers nor any other Person makes any express or implied representation or warranty with respect to Sellers, the Business, the Acquired Assets, the Assumed Liabilities or the transactions contemplated by this Agreement, and Sellers hereby disclaim any other representations or warranties, whether made by Sellers, any Affiliate of Sellers or any of their respective officers, directors, managers, employees, attorneys, investment bankers, accountants, trustees, or other agents or representatives.  Except for the representations and warranties contained in this ?ARTICLE 4 (as modified or supplemented by the Disclosure Schedules), Buyer is acquiring the Acquired Assets “AS IS, WHERE IS,” and Sellers hereby expressly disclaim and negate any representation or

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warranty, expressed or implied, at common law, by statute, or otherwise, relating to the condition of the Acquired Assets (including any implied or express warranty of merchantability or fitness for a particular purpose).

4.16

Intentionally Omitted

.

4.17

Intentionally Omitted

.

4.18

Intentionally Omitted

4.19

Assets Necessary to Business

.  Except as set forth on Schedule ?4.19 and subject to Section 1.6, the Acquired Assets constitute all of the assets (real or personal), properties, licenses and Contracts (other than Excluded Assets) that are being used on the date hereof in the Business as conducted on the date hereof and include all assets, properties, licenses and Contracts necessary to conduct the Business in substantially the same manner as the Business has been conducted prior to the date hereof.  None of the Excluded Assets are necessary, individually or in the aggregate, to conduct the Business in substantially the same manner as the Business has been conducted prior to the date hereof.

4.20

Compliance with Laws

.  Except as set forth on Schedule 4.20, Sellers have conducted the Business and own and operate the Acquired Assets in accordance, in all material respects, with all Laws, Orders and Permits applicable to Parent and its Subsidiaries and the Acquired Assets, and the Business is in compliance with all applicable Laws, Orders and Permits (including any anti-bribery Laws) and has obtained all approvals necessary for owning and operating its assets and has made all necessary filings with all Governments having jurisdiction necessary for owning and operating its assets.  Except as set forth on Schedule 4.20, neither the Sellers, nor to the Knowledge of the Sellers, any of their representatives have received any written notice or other communication from a Government that alleges that the Business is not in compliance with any Law, Order or Permit applicable to the Business or the operations or properties of the Business or the Acquired Assets.

.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Sellers as of the date hereof as follows:

5.1

Company Organization

.  Buyer is duly formed and validly existing and in good standing under the Laws of Ontario.  Buyer has all requisite corporate power and authority to own, lease, and operate its properties, to carry on its business as now conducted, and to perform its obligations hereunder and under any Ancillary Agreement to which it is or will be party and to perform the Business after the Closing.  Buyer is in good standing under the Laws of Ontario and each other jurisdiction in which the conduct of its businesses or the ownership of its properties requires such qualification or authorization, except where failure to be so qualified would not materially delay or impair the ability of Buyer to perform its obligations under this Agreement or any of the Ancillary Agreements.

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5.2

Authorization and Validity

.  Buyer has all requisite corporate power and authority to enter into this Agreement and any Ancillary Agreement to which it is a party and to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the Ancillary Agreements and the performance of Buyer’s obligations hereunder and thereunder have been duly authorized by all necessary corporate action on behalf of Buyer, and no other proceedings on the part of Buyer are necessary to authorize such execution, delivery, and performance.  This Agreement and the Ancillary Agreements have been duly executed by Buyer and constitute its valid and binding obligation, enforceable against it in accordance with the terms herein and therein (subject to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or effecting creditors’ rights and to general principles of equity).

5.3

Consents, Approvals, and Notifications

.  The execution, delivery, and performance of this Agreement and the Ancillary Agreements by Buyer do not require the Consent of, or filing with or notification of any Government or any other Person, the failure of which to obtain, file, or notify would materially delay or impair the ability of Buyer to perform its obligations under this Agreement.

5.4

Financial Ability

.  On the Agreement Date and the Closing Date, Buyer has, and will have, sufficient funds available to consummate the transactions contemplated by this Agreement and to provide adequate assurance of future performance by Buyer under this Agreement and the Assigned Contracts.

5.5

Solvency

.  As of the Closing and immediately after consummating the transactions contemplated by this Agreement and the other transactions contemplated by this Agreement and the Ancillary Agreements and assuming the truth and validity of the representations and warranties set forth in ?ARTICLE 4 hereof, Buyer will not (a) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair value of its assets will be less than the amount required to pay its probable Liability on its debts as they become absolute and matured), (b) have unreasonably small capital with which to engage in its business, including the Business, or (c) have incurred or plan to incur debts beyond its ability to repay such debts as they become absolute and matured

5.6

Law and Legal Proceedings

.  There are no Legal Proceedings pending or, to Buyer’s knowledge, threatened in writing against Buyer before any Government authority, which, if adversely determined, would reasonably be expected to prohibit the consummation of the transactions contemplated by this Agreement or materially delay or impair the ability of Buyer to perform its obligations under this Agreement or any of the Ancillary Agreements it is party to.

5.7

No Brokers or Finders

.  No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by, or acting on behalf of, Buyer in connection with the negotiation, execution, or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder’s or similar fees or other commissions as a result of this Agreement or such transaction.

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5.8

Adequate Assurance

.  Buyer will timely provide such information to Sellers, as Sellers believe is reasonably necessary to provide “adequate assurance,” as that term is used in Section 365 of the Bankruptcy Code, with respect to Assigned Contracts.

ARTICLE 6

COVENANTS OF SELLERS

Sellers hereby covenant to Buyer as follows:

6.1

Actions Before Closing

.  Sellers shall use commercially reasonable efforts to perform and satisfy all conditions to Buyer’s obligations to consummate the transactions contemplated by this Agreement that are to be performed or satisfied by Sellers under this Agreement prior to the Closing.  In addition, Sellers shall execute and deliver such documents, instruments or writings of conveyance and transfer, in form and substance reasonably acceptable to the Buyer as may be reasonably necessary or appropriate to convey the Acquired Assets to the Buyer.

6.2

Conduct of Business Prior to Closing

.  Except as expressly contemplated by this Agreement, or as required by the Bankruptcy Code, required by other applicable Law, or with Buyer’s prior written consent (including by e-mail), during the period from the date of this Agreement to and through the Closing Date, Sellers shall:

(a)

conduct the Business only in the Ordinary Course of Business;

(b)

Intentionally Omitted;

(c)

except as otherwise directed by Buyer in writing, and without making any commitment on Buyer’s behalf, use commercially reasonable efforts to preserve intact its current business operations, organization and goodwill of the Acquired Assets;

(d)

confer with Buyer prior to implementing operational decisions of a material nature;

(e)

otherwise report periodically to Buyer concerning the status of its business, operations and finances;

(f)

subject to the terms of the DIP Facility and the budget described therein, maintain the Acquired Assets in a state of repair and condition that complies with Law and is in the Ordinary Course of Business;

(g)

keep in full force and effect, without amendment, all material rights related to the Acquired Assets;

(h)

comply in all material respects with all Laws and contractual obligations applicable to the operations of the Acquired Assets;

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(i)

except as (i) required by applicable Law, (ii) as otherwise contemplated by this Agreement, or (iii) with the prior written consent of Buyer, Sellers shall not, and shall not file with the Bankruptcy Court a request or motion, or support any other request or motion, to:

(i)

make any promise or representation, oral or written, to, or otherwise (1) increase the annual level of compensation payable or to become payable by either Seller to any of its directors, executive officers or employees, (2) grant, or establish or modify any targets, goals, pools or similar provisions in respect of, any bonus, benefit or other direct or indirect compensation to or for any director, executive officer or employee, (3) increase the coverage or benefits available under any (or create any new) Employee Benefit Plan or (4) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which either Seller is a party or involving a director, executive officer or employee of either Seller, except, in each case, as required by any of the Employee Benefit Plans;

(ii)

enter into, modify or terminate any labor or collective bargaining agreement or, through negotiation or otherwise, make any commitment or incur any Liability or other obligation to any labor organization;

(iii)

make or rescind any material election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or, except as may be required by the Code or GAAP, make any material change to any of its methods of accounting or methods of reporting income or deductions for Tax or accounting practice or policy from those employed in the preparation of its most recent audited financial statements or Tax Returns, as applicable;

(iv)

subject any of the Acquired Assets to any Lien or Claim, except for Permitted Liens;

(v)

cancel or compromise any material debt or claim or waive or release any material right of either Seller that constitutes an Acquired Asset other than customer accounts receivable compromised in the Ordinary Course of Business of such Seller;

(vi)

enter into any commitment for capital expenditures;

(vii)

engage in any transaction with any officer, director or Affiliate of either Seller or Affiliate of any such individual;

(viii)

sell, pledge, dispose of, transfer, lease, license or encumber or permit to lapse or authorize the sale, pledge, disposition, transfer, lease, license, or encumbrance of, any Acquired Assets except in the Ordinary Course of Business and as would not constitute a Material Adverse Effect;

(ix)

transfer, dispose of, permit to lapse (except in accordance with the terms thereof) or grant any right or licenses under, or enter into any settlement regarding

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the breach or infringement of, any Intellectual Property Rights, or modify any existing rights with respect thereto or enter into any material licensing or similar agreements or arrangements other than such licenses, agreements or arrangements entered into in the Ordinary Course of Business and as would not constitute a Material Adverse Effect;

(x)

enter into, assume or terminate any Material Contract or enter into or permit any material amendment, supplement, waiver or other material modification in respect thereof, except in the Ordinary Course of Business and as would not constitute a Material Adverse Effect;

(xi)

adopt or propose any change in any of its organizational documents except a change that would not constitute a Material Adverse Effect;

(xii)

declare, set aside, or pay any dividend or other distribution with respect to any shares of its capital stock or interests, or split, combine, or reclassify any of its capital stock or interests, or repurchase, redeem, or otherwise acquire any shares of its capital stock or interests;

(xiii)

neither Parent nor any Subsidiary shall merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

(xiv)

subject to the terms of the DIP Facility and the budget described therein, adopt or propose any change to, or fail to maintain, the current levels of insurance coverage afforded Sellers under existing insurance policies;

(xv)

incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture, guarantee or similar instrument (which shall include, for the avoidance of doubt, any draw-down of, or borrowings under, any revolving credit facility maintained as of the Agreement Date by either Seller) or enter into any material swap or other off-balance-sheet transaction for its own account, or enter into any material economic arrangement having the economic effect of any of the foregoing;

(xvi)

accelerate the collection of any accounts receivable or delay the payment of any accounts payable outside of the Ordinary Course of Business; and

(xvii)

agree to do anything prohibited by this Section ?6.2 or do or agree to do anything that would cause Sellers’ representations and warranties herein to be false in any material respect.

6.3

Permits

.  Sellers shall use their commercially reasonable efforts to assist Buyer in its efforts to obtain the Permits set forth on Schedule ?6.3, which such Permits are material and necessary for Buyer to take title to all of the Acquired Assets at Closing and thereafter to operate the Business, including making filings with the Government agencies, issuing power of attorneys to Buyer, as necessary, and providing access to personnel and books and records.

6.4

Access to Properties and Records

.  Sellers shall afford to Buyer, and to the accountants, counsel, and representatives of Buyer, reasonable access during normal business

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hours throughout the period from the Agreement Date to the Closing Date (or the earlier termination of this Agreement pursuant to ?ARTICLE 11) to make such investigation of the properties, business and operations of Sellers and such examination of the books and records and financial and operating data of Sellers and access to all the officers, key employees, accountants and other representatives of Sellers, as it reasonably requests and to make extracts and copies of such books and records if (a) permitted under Law, and (b) disclosing such books and records would not adversely affect any attorney client, work product, or other legal privilege.  Subject to the foregoing and upon reasonable prior notice, Sellers shall also afford Buyer reasonable access, during normal business hours, to the Business, to all operations of the Business, and to all Acquired Assets and Assumed Liabilities throughout the period from the Agreement Date to the Closing Date.  Buyer and its officers, directors, managers, employees, attorneys, accountants, trustees, and other agents and representatives shall cooperate with Sellers and their respective officers, directors, managers, employees, attorneys, accountants, trustees, and other agents and representatives and shall use their reasonable efforts to minimize any disruption to the Business in connection with such access.

6.5

Payments and Revenues

.  If, after the Closing, Sellers shall receive any payment or revenue that belongs to Buyer pursuant to this Agreement, Sellers shall promptly remit or cause to be remitted the same to Buyer.

6.6

Name Change

.  If requested by Buyer, Sellers shall, within thirty (30) days after the Closing Date, use commercially reasonable efforts to take such corporate and other actions necessary to change its company names to ones that are not similar to, or confusing with, its current names, including any necessary filings required by the Laws of its jurisdiction of incorporation or formation.

6.7

Supplements to Disclosure Schedules

.  Sellers may, by written notice to Buyer from time to time prior to the Closing Date, supplement or amend the Disclosure Schedules provided pursuant to ?ARTICLE 4.  With Buyer’s written consent, such supplements or amendments shall be effective to cure and correct, for all purposes, any breach of any representation or warranty that would have existed if Sellers had not made such supplements or amendments; provided, however, that the new disclosures made in any supplement or amendment to the Disclosure Schedules shall not prevent Buyer from terminating this Agreement pursuant to Section 11.2(d)(i), if applicable, in respect of any such supplement or amendment.  All references to Schedules that are supplemented or amended pursuant to this Section ?6.7, with Buyer’s written consent, shall be deemed to be a reference to such Disclosure Schedule as supplemented or amended.

6.8

Motions and Orders

.  Sellers shall promptly provide Buyer with the proposed drafts of all documents, motions, orders, or pleadings that Sellers propose to file with the Bankruptcy Court which relate to the approval of this Agreement, the Acquired Assets, the Assigned Contracts, or the consummation of the transactions contemplated by this Agreement, or any provision therein or herein, and shall provide Buyer and its counsel with a reasonable opportunity to review and comment on such documents, motions, orders, or pleadings prior to filing with the Bankruptcy Court.

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6.9

Avoidance Actions

.  During the Bankruptcy Cases, Sellers shall not commence, assign, convey or abandon any Avoidance Actions against any of the Sellers’ ordinary course vendors, contract counterparties, contractors and other suppliers of goods or services; provided, however, Sellers shall have the right to commence, assign, convey or abandon any Avoidance Actions against the persons and entities listed in Section 1.2(n) at any time, including during the Bankruptcy Cases.

6.10

Waiver of Bulk Sales Laws

.  To the greatest extent permitted by applicable Law, Buyer and Sellers hereby waive compliance by Buyer and Sellers with the terms of any bulk sales or similar Laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.  The Sale Order shall exempt the Buyer and Sellers from compliance with any such Laws.

6.11

Casualty

.  Subject to the terms of the DIP Facility and the budget described therein, each Seller shall maintain until Closing all existing insurance, at its sole cost and expense.  If, between the date hereof and the Closing, any of the Acquired Assets shall be damaged or destroyed by fire, theft, vandalism or other casualty event, or become subject to any condemnation or eminent domain proceeding, Sellers shall promptly notify Buyer in writing of such fact and Buyer shall have the option to (a) acquire such Acquired Assets on an “as is” basis and take an assignment from Sellers of any and all insurance proceeds payable to the Sellers or its affiliates in respect of such event, (b) elect to exclude such Acquired Asset from this Agreement, or (c) in the event such event would have a Material Adverse Effect, terminate this Agreement and the transactions contemplated hereby.

ARTICLE 7

COVENANTS OF BUYER

Buyer hereby covenants to Sellers as follows:

7.1

Actions Before Closing Date

.  Buyer shall use its commercially reasonable efforts to perform and satisfy all conditions to Sellers’ obligations to consummate the transactions contemplated by this Agreement that are to be performed or satisfied by Buyer under this Agreement.

7.2

Consents, Approvals and Notifications

.  Buyer shall use its commercially reasonable efforts to obtain the Permits set forth on Schedule ?6.3 and all other Consents and approvals of all Governments, and all other Persons, required and provide notifications to all Persons required to, in each case, expeditiously close the transactions contemplated by this Agreement.

7.3

Availability of Business Records

.  After the Closing Date and subject to Section 3.4, Buyer shall provide to Sellers and Related Persons (after reasonable notice and during normal business hours and without charge to Sellers) access to (a) Buyer’s personnel and (b) all Business Records for periods prior to the Closing and shall preserve such Business Records, subject to compliance with applicable Laws, until the later of (i) the sixth anniversary of the Closing, or (ii) the date the Bankruptcy Court enters an Order closing the Bankruptcy Cases.

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Such access to Business Records shall include access to any such information in electronic form to the extent reasonably available.  For a period of two years following the Closing, prior to destroying any Business Records for periods prior to the Closing, Buyer shall notify Sellers, no less than thirty days in advance of any such proposed destruction of its intent to destroy such Business Records, and Buyer will permit Sellers to retain such Business Records at Sellers’ sole expense.  With respect to any litigation and claims that are related to Excluded Assets or Excluded Liabilities, Buyer shall, at Sellers’ sole expense, render all reasonable assistance that Sellers may request in defending such litigation or claim and shall make available to Sellers, for and at reasonable times, Buyer’s personnel most knowledgeable about the matter in question.  Buyer shall be permitted, as a condition to granting Sellers or any of its Related Persons the access to the information afforded by this Section ?7.3, to require such party to execute and deliver to Buyer a confidentiality agreement in form and substance satisfactory to Buyer if any such party would, as a result of the foregoing rights, have access to confidential information relating to Buyer’s business.

7.4

Payments and Revenues

.  If, after the Closing, Buyer (or any Affiliate of Buyer) shall receive any payment or revenue that belongs to either Seller pursuant to this Agreement, Buyer shall promptly remit or cause to be remitted the same to such Seller, without set-off or deduction of any kind or nature.

ARTICLE 8

COURT APPROVAL

8.1

Court Approval

.  The transactions contemplated herein are subject to the Bankruptcy Court entering the Bid Procedures Order and the Sale Order.

8.2

Certain Bankruptcy Undertakings

.

(a)

Each of Sellers and Buyer agrees to use commercially reasonable efforts to do such further acts and things and to execute and deliver such additional agreements and instruments as may reasonably be required to consummate, evidence, confirm, or obtain the Bankruptcy Court approval or recognition of the sale of the Acquired Assets, the assumption and/or assignment of the Assigned Contracts, or any other agreement contemplated hereby and to consummate the transactions contemplated hereby.

(b)

Sellers shall file a motion seeking entry of the Bid Procedures Order and the Sale Order with the Bankruptcy Court on the Petition Date.  Prior to the filing by Sellers of the motion seeking entry of the Bid Procedures Order or the Sale Order, Sellers will (i) provide a copy thereof to Buyer and its counsel, (ii) provide Buyer and its counsel a reasonable opportunity to review and comment on such document, and any amendment or supplement thereto, and (iii) incorporate any comments of Buyer and its counsel into such document and any amendment or supplement thereto.

(c)

Sellers and Buyer acknowledge that (i) to obtain Bankruptcy Court approval of the transactions contemplated herein, Sellers must demonstrate that they have taken reasonable steps to obtain the highest and otherwise best offer possible for the Acquired Assets,

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and that such demonstration shall include giving notice of the transactions contemplated by this Agreement to creditors and other interested parties as ordered by the Bankruptcy Court, and, if necessary, conducting the Auction, and (ii) Buyer must provide adequate assurances as required under the Bankruptcy Code with respect to the Buyer’s assumption of, and performance of, any Assigned Contracts along with payment of all Cure Amounts due thereunder.

(d)

In the event an appeal is taken or a stay pending appeal is requested, from the Sale Order, Sellers shall immediately notify Buyer of such appeal or stay request and shall provide to Buyer promptly a copy of the related notice of appeal or order of stay.  Sellers shall also provide Buyer with written notice of any motion or application filed in connection with any appeal from such orders.

(e)

After entry of the Sale Order, to the extent Buyer is the successful bidder at the Auction, Sellers shall not take any action that is intended to, or fail to take any action the intent of which failure to act is to, result in the reversal, voiding, modification, or staying of the Sale Order.

8.3

Break Up Fee; Expense Reimbursement

.  Subject to approval of the Bankruptcy Court, in consideration for Buyer having expended considerable time and expense in connection with this Agreement and the negotiation thereof and the identification and quantification of the assets of Sellers and to compensate Buyer as a stalking-horse bidder, in the event that an Alternative Transaction has been consummated following approval by the Bankruptcy Court, then upon consummation of such Alternative Transaction, Sellers shall pay or cause to be paid and Buyer shall receive, (a) a breakup fee equal to Four Hundred Fifty Thousand Dollars $450,000 (the “Break Up Fee”) and (b) an amount equal to the reasonable and documented third party costs, fees and expenses incurred by Buyer and its Affiliates (including fees and expenses of legal, accounting and financial advisors), subject to a cap of  One Million Dollars $1,000,000, in connection with this Agreement and the transactions contemplated hereby (the “Expense Reimbursement”). Subject to approval of the Bankruptcy Court, the Break Up Fee and the Expense Reimbursement shall have superpriority administrative claim status in the Bankruptcy Cases pursuant to section 507(b) of the Bankruptcy Code, senior to all administrative expense priority claims including debtor in possession financing and the Break Up Fee and Expense Reimbursement shall be paid to Buyer in full upon consummation of an Alternative Transaction (as defined herein).  Sellers acknowledge and agree that (i) the approval of the Break Up Fee and Expense Reimbursement is an integral part of the transactions contemplated by this Agreement, (ii) in the absence of Sellers’ obligation to pay the Break Up Fee and Expense Reimbursement, Buyer would not have entered into this Agreement, (iii) the entry of Buyer into this Agreement is necessary for the preservation of Sellers’ estate and is beneficial to Sellers because, in Sellers’ business judgment, it will enhance each Seller’s ability to maximize the value of its assets for the benefit of its creditors, (iv) the Break Up Fee and Expense Reimbursement are reasonable in relation to Buyer’s efforts and to the magnitude of the transactions contemplated in this Agreement and Buyer’s lost opportunities resulting from the time spent pursuing such transactions, and (v) time is of the essence with respect to entry of the Bid Procedures Order.

8.4

Alternative Transaction

. This Agreement is subject to approval by the Bankruptcy Court and the consideration by Sellers and the Bankruptcy Court of higher or better competing bids with respect to any transaction (or series of transactions) involving the sale, transfer or other

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disposition of all or some of the Acquired Assets to a purchaser or purchasers other than Buyer or effecting any other transaction the consummation of which would be substantially inconsistent with this Agreement (such a transaction, an “Alternative Transaction”).  Nothing contained herein shall be construed to prohibit Sellers and their representatives from soliciting, considering, negotiating, agreeing to, or otherwise taking action in furtherance of, any such Alternative Transaction.

8.5

Bid Procedures Order

.  Sellers agree to (i) file the Bankruptcy Cases on or before March 17, 2015, (ii) file the Bid Procedures Motion on the Petition Date, and (iii) seek a hearing on the Bid Procedures Order as soon as possible, with such order to be entered no later than thirty (30) days after the Petition Date.  The Bid Procedures Order shall, among other things, (1) approve the Break Up Fee and Expense Reimbursement, and provide that Buyer’s claim to the Break Up Fee and Expense Reimbursement under this ?ARTICLE 8 shall be entitled to superpriority administrative claim treatment in the Bankruptcy Cases, senior to all other superpriority claims and that the Break Up Fee and Expense Reimbursement must be paid to Buyer in full upon consummation of an Alternative Transaction, (2) authorize the Buyer to credit bid the Break Up Fee, Expense Reimbursement and DIP Loan at any auction for Sellers’ assets, (3) establish the bid deadline for the Auction as fifty-five (55) after the Petition Date, (4) approve the Bid Procedures for the solicitation of higher and otherwise better bids that, among other things, sets a date for the Auction no later than fifty-eight (58) days after the Petition Date, (5) set the auction baseline bid and overbid procedures, and (6) establish the date of the sale hearing as no later than sixty (60) days after the Petition Date.  The Bid Procedures Order shall be in form and substance acceptable to Buyer and its counsel and Sellers hereby agree not to change or modify any of the dates or procedure set forth in the Bid Procedures Order, including without limitation the dates of the sale hearings and Closing Date, without the prior written consent of Buyer.

8.6

Sale Order

.  Subject to Section ?8.4, Buyer agrees that it will promptly take such actions as are reasonably requested by Sellers to assist in obtaining entry of the Sale Order and a finding of adequate assurance of future performance by Buyer, including furnishing affidavits or other documents or information for filing with the Bankruptcy Court for the purposes, among others, of providing necessary assurances of performance by Buyer under this Agreement and demonstrating that Buyer is a “good faith” purchaser under section 363(m) of the Bankruptcy Code and that the Purchase Price was not controlled by an agreement in violation of Section 363(n) of the Bankruptcy Code. In the event the entry of the Sale Order shall be appealed, Sellers and Buyer shall use their respective reasonable efforts to defend such appeal.

ARTICLE 9

TAXES

9.1

Taxes Related to Purchase of Acquired Assets

.  All state, federal, provincial, and local sales, use, gross-receipts, transfer, gains, excise, value-added, or other similar Taxes in connection with the transfer of the Acquired Assets and the assumption of the Assumed Liabilities (other than any such Taxes that constitute a franchise tax or are otherwise imposed in lieu of an income tax), and all recording and filing fees that may be imposed by reason of the sale, transfer, assignment and delivery of the Acquired Assets (collectively, “Transaction

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Taxes”; and together with the Filing Expenses (as defined below), the “Transaction Expenses”), shall be paid by the Buyer unless the Purchase Price exceeds the Credit Bid Amount.  If the Purchase Price exceeds the Credit Bid Amount by less than half of the Transaction Expenses, the Sellers shall pay the Transaction Expenses for the full amount of such excess and Buyer shall pay the rest of the Transaction Expenses.  If the Purchase Price exceeds the Credit Bid Amount by more than half of the Transaction Expenses, the Sellers and the Buyer shall each pay half of the Transaction Expenses.

9.2

Proration of Real and Personal Property Taxes

.  All real and personal property taxes and assessments on the Acquired Assets for any taxable period commencing on or prior to the Closing Date (the “Adjustment Date”) and ending on or after the Adjustment Date (a “Straddle Period”) shall be prorated between Buyer and Sellers as of the close of business on the Adjustment Date based on the best information then available, with (a) Sellers being liable for such Taxes attributable to any portion of a Straddle Period ending on the day prior to the Adjustment Date and (b) Buyer being liable for such Taxes attributable to any portion of a Straddle Period on or after the Adjustment Date.  Information available after the Adjustment Date that alters the amount of Taxes due with respect to the Straddle Period will be taken into account and any change in the amount of such Taxes shall be prorated between Buyer and Sellers as set forth in the next sentence.  All such prorations shall be allocated so that items relating to the portion of a Straddle Period ending on the day prior to the Adjustment Date shall be allocated to Sellers based upon the number of days in the Straddle Period prior to the Adjustment Date and items related to the portion of a Straddle Period on and after the Adjustment Date shall be allocated to Buyer based upon the number of days in the Straddle Period from and after the Adjustment Date; provided, however, that the Parties shall allocate any real property Tax in accordance with section 164(d) of the Code.  The amount of all such prorations that must be paid in order to convey the Acquired Assets to Buyer free and clear of all Liens other than Permitted Liens shall be calculated and paid on the Closing Date; all other prorations shall be calculated and paid as soon as practicable thereafter.

9.3

Cooperation on Tax Matters

.  Sellers and Buyer shall (and shall cause their respective Affiliates to) cooperate fully with each other and make available or cause to be made available to each other for consultation, inspection and copying (at such other Party’s expense) in a timely fashion such personnel, Tax data, relevant Tax Returns or portions thereof and filings, files, books, records, documents, financial, technical and operating data, computer records and other information as may be reasonably requested, including (a) for the preparation by such other Party of any Tax Returns or (b) in connection with any Tax audit or proceeding including one Party (or an Affiliate thereof) to the extent such Tax audit or proceeding relates to or arises from the transactions contemplated by this Agreement.

9.4

Retention of Tax Records

.  After the Closing Date and for a period of six (6) years from the Closing Date, Buyer shall retain possession of all accounting, business, financial, and Tax records and information that (a) relate to the Acquired Assets and are in existence on the Closing Date and (b) come into existence after the Closing Date but relate to the Acquired Assets before the Closing Date, and Buyer shall give Sellers notice and a reasonable opportunity to retain any such records in the event that Buyer determines to destroy or dispose of them during such period.  After the Closing Date and for a period of six (6) years from the Closing Date (or, if earlier, the date the Bankruptcy Court enters an order closing the Bankruptcy

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Cases), Sellers shall retain possession of all accounting, business, financial, and Tax records and information that relate to the Excluded Liabilities.  In addition, from and after the Closing Date, Buyer shall provide to Sellers and its Affiliates (after reasonable notice and during normal business hours and without charge to Sellers) access to the books, records, documents, and other information relating to the Acquired Assets as Sellers may reasonably deem necessary to properly prepare for, file, prove, answer, prosecute, and defend any Tax Return, claim, filing, Tax audit, Tax protest, suit, proceeding, or answer.  Such access shall include access to any computerized information systems that contain data regarding the Acquired Assets.  The provisions contained in this Section ?9.4 are intended to, and shall, supplement and not limit the generality of the provisions contained in Section ?7.3 above.

9.5

Purchase Price Allocation

.  Buyer and Sellers shall allocate the Purchase Price as reasonably determined by Buyer and set forth in Schedule ?9.5 hereto prior to the Closing.  Each Party agrees that it will not, in its Tax Returns or elsewhere, take a position inconsistent with the allocations provided for in Schedule ?9.5.

ARTICLE 10

CONDITIONS PRECEDENT TO PERFORMANCE BY PARTIES

10.1

Conditions Precedent to Performance by Sellers

.  The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions, any one or more of which (other than Section 10.1(e)) may be waived by Sellers in their sole discretion:

(a)

Representations and Warranties of Buyer.  The representations and warranties of Buyer made in this Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date, and the representations and warranties of Buyer that are not so qualified shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time).

(b)

Performance of the Obligations of Buyer.  Buyer shall have in all material respects performed or tendered performance of or complied with each and every covenant, obligation and condition on Buyer’s part to be performed which, by its terms, is required by this Agreement or any Ancillary Agreement to be performed or complied with at or before the Closing.

(c)

Buyer’s Deliveries.  Buyer shall have delivered, and Sellers shall have received, all of the items set forth in Section ?3.3.

(d)

No Violation of Orders.  No preliminary or permanent injunction or other Order that declares this Agreement or any Ancillary Agreements invalid or unenforceable in any respect or that prevents the consummation of the transactions contemplated hereby or thereby shall be in effect.

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(e)

Entry of Sale Order.  The Sale Order shall have been entered by the Bankruptcy Court and shall be a Final Order.

If the Closing occurs, all conditions set forth in this Section ?10.1 that have not been fully satisfied as of the Closing shall be deemed to have been fully waived by Sellers.

10.2

Conditions Precedent to the Performance by Buyer

.  The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions, any one or more of which may be waived by Buyer in its sole discretion:

(a)

Representations and Warranties of Sellers.  The representations and warranties of Sellers made in this Agreement that are qualified by materiality or Material Adverse Effect, shall be true and correct as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date, and the representations and warranties of Sellers that are not so qualified shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time).

(b)

Performance of the Obligations of Sellers.  Sellers shall have in all material respects performed or tendered performance of or complied with, each and every covenant, obligation and condition on Sellers’ part to be performed which, by its terms, is required by this Agreement or any Ancillary Agreement to be performed or complied with at or before the Closing.

(c)

Sellers’ Deliveries.  Sellers shall have delivered, and Buyer shall have received, all of the items set forth in Section ?3.2.

(d)

Consents.  Any Consents set forth on Schedule 4.4 shall have been obtained.

(e)

No Violation of Orders.  No preliminary or permanent injunction or other Order that declares this Agreement or any Ancillary Agreements invalid or unenforceable in any respect or that prevents the consummation of the transactions contemplated hereby or thereby shall be in effect.

(f)

Entry of Bid Procedures Order.  The Bid Procedures Order shall have been entered by the Bankruptcy Court and shall be a Final Order.

(g)

Entry of Sale Order.  The Sale Order shall have been entered by the Bankruptcy Court no later than sixty (60) days after the Petition Date and shall be a Final Order.

If the Closing occurs, all conditions set forth in this Section ?10.2 that have not been fully satisfied as of the Closing shall be deemed to have been fully waived by Buyer.

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ARTICLE 11

TERMINATION AND EFFECT OF TERMINATION

11.1

Right of Termination

.  Notwithstanding anything to the contrary contained herein, this Agreement may be terminated only as provided in this ?ARTICLE 11.  In the case of any such termination that is not automatic pursuant to Section ?11.2(b) below, the terminating Party shall give proper written notice to the other Party specifying the provision pursuant to which the Agreement is being terminated.

11.2

Termination Rights

.  This Agreement may be terminated at any time before Closing:

(a)

by mutual written consent of Sellers and Buyer;

(b)

automatically and without any action or notice by either Sellers to Buyer, or Buyer to Sellers, immediately upon the occurrence of any of the following events:

(i)

the issuance of a final and non-appealable Order by a Government authority to restrain, enjoin, or otherwise prohibit the transfer of the Acquired Assets contemplated hereby;

(ii)

either Seller’s Bankruptcy Case being converted into a case under Chapter 7 of the Bankruptcy Code or dismissed; or

(iii)

Buyer is not declared the winning bidder upon completion of the Auction; provided that in such event, this Agreement shall terminate five (5) days following entry of a sale order with respect to a transaction with a third party; provided, further, this subsection shall have no force or effect if the Buyer is declared the Back-Up Bidder pursuant to the Bid Procedures Order.

(c)

by either Buyer or Sellers;

(i)

in the event that an Alternative Transaction has been consummated following approval by the Bankruptcy Court;

(ii)

at any time after fifteen (15) days following the entry of the Sale Order by the Bankruptcy Court (as may be extended by written agreement of the Parties, the “Termination Date”), if the Closing shall not have occurred and such failure to close is not caused by or the result of Buyer’s material breach of this Agreement; or

(d)

by the Buyer:

(i)

if the Buyer is not in material breach of this Agreement and there has been a material breach by Sellers of any representation, warranty, or covenant contained in this Agreement that (A) has not been waived by the Buyer, and (B) Sellers have failed to cure such violation or breach within ten (10) calendar days following receipt of notification thereof by the Buyer;

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(ii)

if the Bankruptcy Cases are not filed by Sellers on or before March 17, 2015;

(iii)

if the Bid Procedures, the Bid Procedures Order, the Break Up Fee and the Expense Reimbursement are not approved by the Bankruptcy Court on or before the thirtieth (30th) day immediately following the Petition Date;

(iv)

if the Sale Order with respect to the transactions contemplated in this Agreement has not been entered on or before the later of (A) the sixtieth (60th) day immediately following the Petition Date and (B) in the event the Buyer is declared the Back-Up Bidder pursuant to the Bid Procedures Order, the eightieth (80th) day immediately following the Petition Date;

(v)

if the Sale Order has not become a Final Order on or before fourteen (14) days after the entry thereof; and

(vi)

if the Sale Order with respect to the transactions contemplated in this Agreement has been entered and (a) the Buyer has provided the Sellers with written notice that it is prepared to consummate the transactions and (b) the Closing Date does not occur within two (2) Business Days of the Buyer providing the Sellers with such notice.

(e)

by the Sellers:

(i)

if Sellers are not in material breach of this Agreement and there has been a material violation or breach by Buyer of any representation, warranty, or covenant contained in this Agreement that (A) has rendered the satisfaction of any condition to the obligations of Sellers set forth in Section ?10.1 impossible, (B) has not been waived by Sellers, and (C) Buyer has failed to cure such violation or breach within ten (10) calendar days following receipt of notification thereof by Sellers; or

(ii)

at any time after the Termination Date, if the Closing shall not have occurred and such failure to close is not caused by or the result of Sellers’ material breach of this Agreement.

11.3

Effect of Termination

.  If this Agreement is validly terminated pursuant to Section ?11.2, this Agreement shall become null and void and have no effect (other than this ?ARTICLE 11 and ?ARTICLE 12, which shall survive termination) and none of Sellers, Buyer, or any of their respective Related Persons shall have any liability or obligation arising under or in connection with this Agreement except for any willful or intentional breach occurring prior to the termination; provided, however, that the payment of the Break Up Fee and Expense Reimbursement to the extent required pursuant to Section ?8.3 of this Agreement, this ?ARTICLE 11, and ?ARTICLE 12 of this Agreement shall survive any such termination and shall be enforceable hereunder.  For the avoidance of doubt, if this Agreement is terminated pursuant to Section ?11.2?(c), Buyer shall be entitled to and Sellers shall immediately pay or cause to be paid to Buyer the Break Up Fee and Expense Reimbursement.

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11.4

Specific Performance

.  Each of Sellers and Buyer acknowledge and agree that the other Party would be damaged irreparably in the event any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached.  Accordingly, in addition to any other remedy to which they may be entitled pursuant hereto, Buyer and Sellers each agree that the non-breaching Party shall be entitled to specific performance, and injunctive and other equitable relief, to prevent or restrain a breach of the terms of this Agreement by the other Party.

ARTICLE 12

MISCELLANEOUS

12.1

Intentionally Omitted

.

12.2

Transition of Permits

.  To the extent that Buyer has not obtained all of the Permits that are necessary for Buyer to take title to all of the Acquired Assets at Closing and thereafter to operate all aspects of the Business at Closing, Sellers shall, to the extent permitted by applicable Laws, use commercially reasonable efforts to maintain after the Closing such Permits that Buyer reasonably requests, at Buyer’s sole expense, until the later of (i) the date upon which Buyer has obtained such Permits or (ii) four (4) months after Closing.  Buyer shall indemnify Sellers for and hold Sellers harmless against any claim, expense, or liability incurred without bad faith or willful misconduct on the part of Sellers in connection with Buyer’s use of Sellers’ Permits.

12.3

Successors and Assigns

.  Except as otherwise provided in this Agreement, no Party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto, and any such attempted assignment without such prior written consent shall be void and of no force and effect.  This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.  Notwithstanding anything to the contrary in this Agreement, without obtaining the consent of any Party hereto, Buyer may assign all or part of its rights under this Agreement to, and all or part of its obligations under this Agreement may be assumed by, any of its Affiliates or to its lenders as collateral security, or to a third party, provided that if such assignment and/or assumption takes place, Buyer shall continue to be liable jointly and severally with such assignee for all of its obligations hereunder.  Any assignment and/or assumption pursuant to the foregoing sentence shall not by itself cause Sellers to become obligated to pay or cause to be paid the Break Up Fee and/or Expense Reimbursement.

12.4

Governing Law; Jurisdiction

.  This Agreement shall be construed, performed and enforced in accordance with, and governed by, the Laws of the State of Delaware in accordance with the laws applicable to contracts executed in such state (without giving effect to the principles of conflicts of Laws thereof), provided that the validity and enforceability of all conveyance documents or instruments executed and delivered pursuant to this Agreement insofar as they affect title to real property shall be governed by and construed in accordance with the Laws of the jurisdiction in which such property is located.  Without limiting any Party’s right to appeal any Order of the Bankruptcy Court, the Parties agree that the Bankruptcy Court shall retain sole jurisdiction over any legal action or proceeding with respect to this Agreement and Sellers.  Each of the Parties irrevocably waives any objection, including any objection to the

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laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or the transactions contemplated hereby; provided, however, that if the Bankruptcy Cases have been fully and finally dismissed and/or the Bankruptcy Court declines jurisdiction, the Parties agree to and hereby unconditionally and irrevocably submit to the exclusive jurisdiction of the United States District Court sitting in Wilmington, DE.  In addition, the Parties irrevocably consent to service of process by delivering a copy of the process to such Person to the address provided pursuant to Section 12.12 of this Agreement by federal express or other overnight courier for overnight delivery or by certified mail, postage prepaid.

12.5

Waiver of Jury Trial

.  THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY).  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION ?12.5.

12.6

Warranties Exclusive

.  The representations and warranties contained herein and in the Ancillary Agreements (which may be relied upon by Buyer) are the only representations or warranties given by Sellers, and all other express or implied warranties are disclaimed.  Without limiting the foregoing, Buyer acknowledges that the Acquired Assets are conveyed “AS IS,” “WHERE IS” and “WITH ALL FAULTS” and that except as contained herein and in the Ancillary Agreements all warranties of merchantability, usage, or suitability or fitness for a particular purpose are disclaimed.

12.7

No Survival of Representations and Warranties; Post-Closing

.  Buyer and Sellers acknowledge and agree that Sellers’ representations and warranties set forth in this Agreement shall expire on the Closing Date or upon the earlier termination of this Agreement pursuant to its terms, and be of no further force and effect after such date.  The parties hereto agree that the covenants contained in this Agreement to be performed at or after the Closing shall survive the Closing hereunder for such period expressly set forth in this Agreement, or if not expressly set forth for a period no greater than eighteen (18) months after the Closing Date, and each Party hereto shall be liable to the other after the Closing for any breach thereof.

12.8

Mutual Drafting

.  This Agreement is the result of the joint efforts of Buyer and Sellers, and each provision hereof has been subject to the mutual consultation, negotiation, and agreement of the Parties and there is to be no construction against either Party based on any presumption of that Party’s involvement in the drafting thereof.

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12.9

Expenses

.  Except as otherwise provided herein or in any Order of the Bankruptcy Court with respect to Buyer, each of the Parties shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including any legal and accounting fees, whether or not the transactions contemplated hereby are consummated, except as provided in Section ?8.3.  Buyer shall pay the cost of all filing fees with respect to any Government Consents payable upon or in connection with, and all surveys, title insurance policies and title reports obtained in connection with, this Agreement and the transactions contemplated hereby (the “Filing Expenses”) unless the Purchase Price exceeds the Credit Bid Amount.  If the Purchase Price exceeds the Credit Bid Amount by less than half of the Transaction Expenses, the Sellers shall pay the Transaction Expenses for the full amount of such excess and Buyer shall pay the rest of the Transaction Expenses.  If the Purchase Price exceeds the Credit Bid Amount by more than half of the Transaction Expenses, the Sellers and the Buyer shall each pay half of the Transaction Expenses.

12.10

Broker’s and Finder’s Fees

.  Except as disclosed herein in Article IV or Article V, as applicable, each of the Parties represents and warrants that it has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement in a manner so as to give rise to any claims against the other Party for any brokerage commission, finder’s fees, or other similar payout and each Party shall pay its own fees if any claim is made by a broker or finder.

12.11

Severability

.  If any term or provision of this Agreement is found by any governmental entity to be illegal, invalid or unenforceable, then the parties hereby waive such term or provision to the extent that it is found to be illegal, invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain.  Such term or provision will, to the extent allowable by law and the preceding sentence, not be voided or canceled but will instead be modified by such governmental entity so that it becomes enforceable and, as modified, will be enforced as any other term or provision hereof.  All other terms and provisions hereof will remain in full force and effect and are to be construed in accordance with the modified term or provision as if such illegal, invalid or unenforceable term or provision had not been contained in this Agreement.

12.12

Notices

.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given:  (a) on the day of service if served personally on the Party to whom notice is to be given; (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and confirmation of receipt is obtained during regular business hours on a Business Day and, if not, then on the following Business Day; (c) on the day of transmission if sent via e-mail transmission to the e-mail address given below during regular business hours on a Business Day and, if not, then on the following Business Day; (d) on the Business Day after delivery to Federal Express or similar overnight courier for overnight delivery; or (e) on the fifth day after mailing, if properly addressed and mailed to the Party to whom notice is to be given by first class, registered, or certified mail, with postage prepaid, to the Party as follows:

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If to Sellers:

Lima Energy Company and USA Synthetic Fuel Corporation

c/o

Steven C.  Vick

11804 Southcrest Lane

Pineville, NC  28134

E-mail:  scvick@usasf.com

With a copy to:

Morris, Nichols, Arsht & Tunnell LLP
1201 North Market Street, 16th Floor
Wilmington, DE 19801

Attention:  Robert J. Dehney
Facsimile:  (302) 425-4673
E-mail:  rdehney@mnat.com

If to Buyer:

Third Eye Capital Corporation
Brookfield Place, TD Canada Trust Tower
161 Bay Street, Suite 3930

Toronto, ON M5J 2S1
Attention:  Arif N. Bhalwani
Facsimile:  (416) 981-3393
E-mail: arif@thirdeyecapital.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attention:

Jay. M Goffman
Facsimile:  (917) 777-2120
E-mail:  Jay.Goffman@skadden.com

and

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attention:

Shana A. Elberg
Facsimile:  (917) 777-3882
E-mail:  Shana.Elberg@skadden.com

Any Party may change its address for the purpose of this Section ?12.12 by giving the other Party written notice of its new address in the manner set forth above.

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12.13

Amendments; Waivers

.  This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the Parties, or in the case of a waiver, by the Party waiving compliance.  Any waiver by any Party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a furthering or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

12.14

Public Announcements

.  Prior to Closing, no Party shall make any press release or public announcement concerning the transactions contemplated by this Agreement without the prior written approval of the other Parties, unless a press release or public announcement is required by Law or Order of the Bankruptcy Court, or is reasonably necessary for approval of the transactions contemplated by this Agreement by the Bankruptcy Court.  If any such announcement or other disclosure is required by Law or Order of the Bankruptcy Court, the disclosing Party shall give the nondisclosing Party or Parties prior notice and approval of, the proposed disclosure.

12.15

Entire Agreement

.

(a)

This Agreement and the Ancillary Agreements contain the entire understanding among the Parties with respect to the transactions contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions.  All documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

(b)

All exhibits, Disclosure Schedules, and schedules referenced herein are incorporated herein and expressly made a part of this Agreement as though completely set forth herein.  All references to this Agreement herein or in any of the exhibits, Disclosure Schedules, or schedules shall be deemed to refer to this entire Agreement, including all exhibits, Disclosure Schedules, and schedules.  Any item or matter required to be disclosed on a particular section of the Disclosure Schedules pursuant to this Agreement shall be deemed to have been disclosed with respect to all other schedules and sections and any representations, warranties, covenants, or agreements where the applicability of such item or matter to such other schedules, sections, representations, warranties, covenants, and/or agreements is reasonably apparent, regardless of whether a cross-reference to the applicable schedule and/or section is actually made. The information contained in the Disclosure Schedules is disclosed solely for the purposes of this Agreement, and no information contained therein shall be deemed to be an admission by any Party to any third party of any liability or obligation whatsoever, including of any violation of law or breach of any agreement.  Capitalized terms used in the Disclosure Schedules and not otherwise defined therein shall have the meanings given to such terms in this Agreement.

12.16

Parties in Interest

.  Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than Sellers and Buyer and their respective successors and permitted assigns.  Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third Persons to Sellers or Buyer.  No

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provision of this Agreement shall give any third Persons any right of subrogation or action over or against Sellers or Buyer.

12.17

Headings

.  The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

12.18

Construction

.  Unless the context of this Agreement otherwise requires, (a) words of any gender include the other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement as a whole and not to any other particular article, section or other subdivision, (d) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (e) ”shall,” “will,” or “agrees” are mandatory, and “may” is permissive, and (f) ”or” is not exclusive.

12.19

Currency

.  Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in United States currency.

12.20

Time of Essence

.  Time is of the essence of this Agreement.  When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.  If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

12.21

Counterparts

.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.  This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by facsimile (or equivalent electronic transmission), shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

12.22

Further Assurances

.  Subject to the terms and conditions herein provided, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement, including using its commercially reasonable efforts to obtain all necessary waivers, consents and approvals and effecting all necessary registrations and filings.  Each of the parties will use its commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with and to cause all conditions precedent to such obligations to be satisfied.  In case at any time after the Closing Date any further action is reasonably necessary, proper or advisable to carry out the purposes of this Agreement, as soon as reasonably practicable, each Party shall use its or cause its proper officers, managers and/or directors to take all such necessary action.

12.23

No Consequential or Punitive Damages

.  NO PARTY (OR ITS AFFILIATES OR RELATED PERSONS) SHALL, UNDER ANY CIRCUMSTANCE, BE LIABLE TO THE OTHER PARTY (OR ITS AFFILIATES OR RELATED PERSONS) FOR ANY

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CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES CLAIMED BY SUCH OTHER PARTY UNDER THE TERMS OF OR DUE TO ANY BREACH OF THIS AGREEMENT, INCLUDING LOSS OF REVENUE OR INCOME, DAMAGES BASED ON ANY MULTIPLIER OF PROFITS OR OTHER VALUATION METRIC, COST OF CAPITAL, DIMINUTION OF VALUE OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY.

12.24

Non-Recourse

.  The Parties acknowledge and agree that no past, present or future Affiliate or Related Person of the Parties to this Agreement, in such capacity, shall have any liability for any obligations or liabilities of Buyer or Sellers, as applicable, under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby except with respect to fraud or willful misconduct.

12.25

General Release

.

(a)

Effective upon the Closing Date, each Seller, on behalf of itself, and any Person claiming by, through, under, derivatively for, as agent for or on behalf of such Seller and (collectively, the “Sellers Group”), acknowledges that it has no claim, counterclaim, setoff, recoupment, action or cause of action of any kind or nature whatsoever against (1) any of the Buyer and its directors, officers, control persons (as defined in Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended), members, employees, agents, attorneys, financial advisors, legal representatives, shareholders, partners, successors and assigns solely in their capacity as such, and (2) any of their respective directors, officers, control persons, members or employees in their capacity as a member on, or arising from their involvement with the activities of, the board of directors of any entity included in the Sellers Group (including pursuant to board observer rights), (the Buyer and all Persons referenced in clauses (1) and (2) are collectively referred to as the “Buyer Group”), that directly or indirectly arise out of, are based upon, or in any manner connected with any Prior Event (collectively, “Released Claims”); and, should any Released Claims nonetheless exist, each Seller on behalf of itself and all the other members of the Sellers Group hereby (i) releases and discharges each member of the Buyer Group from any liability whatsoever on such Released Claims that directly or indirectly arise out of, are based upon, or in any manner connected with a Prior Event, and (ii) releases, remises, waives and discharges all such Released Claims against any member of the Buyer Group. As used herein, the term “Prior Event” means any transaction, event, circumstances, action, failure to act or occurrence of any sort or type, including without limitation any approval or acceptance given or denied, whether known or unknown, which occurred, existed, was taken, permitted or begun prior to the consummation of the transactions contemplated hereunder. For the avoidance of doubt, “Prior Event” shall include but not be limited to any transaction, event, circumstances, action, failure to act or occurrence of any sort or type which occurred, existed, was taken, permitted or begun in accordance with, pursuant to or by virtue of: (i) any terms of this Agreement, (ii) the transactions referred to herein, or (iii) any oral or written agreement relating to the foregoing (i) and (ii) of this sentence.  Notwithstanding anything set forth herein to the contrary, the releases set forth herein do not extend to (a) any obligations that are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the willful misconduct or gross negligence of such person, (b) any obligations of the lenders or agent under the DIP Facility or (c) any obligations of the Parties under this Agreement.

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(b)

Without limiting in any way the scope of the release contained in subparagraph (a) immediately above and effective upon the Closing Date, each Seller, to the fullest extent allowed under applicable law, hereby waives and relinquishes for itself and the other members of the Sellers Group, all statutory and common law protections purporting to limit the scope or effect of a general release, whether due to lack of knowledge of any claim or otherwise, including, waiving and relinquishing the terms of any law which provides that a release may not apply to material unknown claims.  Each Seller hereby affirms its intent to waive and relinquish such unknown Claims and to waive and relinquish any statutory or common law protection available in any applicable jurisdiction with respect thereto.

ARTICLE 13

DEFINITIONS; SCHEDULES; EXHIBITS

13.1

Certain Terms Defined

.  As used in this Agreement, the following terms shall have the following meanings:

“Acquired Assets” is defined in Section ?1.1.

“Acquired Intellectual Property” is defined in Section ?1.1(f).

“Action” means any demand, claim, action, suit or proceeding, arbitral action, inquiry, criminal prosecution or investigation by or before any Government authority.

“Adjustment Date” is defined in Section ?9.2.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such first Person where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, through the ownership of voting securities, by contract, as trustee, executor or otherwise.

“Agreement” is defined in the Preamble.

“Agreement Date” is defined in the Preamble.

“Alternative Transaction” is defined in Section ?8.4.

“Ancillary Agreement” means, collectively, the agreements to be executed in connection with the transactions contemplated by this Agreement, including the Assignment and Assumption Agreement, the Assignments and Assumptions of Leases and Related Agreements, and the Domain Name Assignment.

“Assigned Contracts” is defined in Section ?1.1(e).

“Assignment and Assumption Agreement” is defined in Section ?3.2(b).

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“Assignments and Assumptions of Leases and Related Agreements” is defined in Section ?3.2(g).

“Assumed Liabilities” is defined in Section ?1.3.

“Auction” means the auction conducted pursuant to the Bid Procedures Order.

“Avoidance Actions” means any and all claims, rights of recovery and causes of action of Sellers, arising under the Bankruptcy Code or similar state law claims, including under Chapter 5 of the Bankruptcy Code or any proceedings thereof.

“Bankruptcy Cases” is defined in the Recitals.

“Bankruptcy Code” is defined in the Recitals.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Bankruptcy Case originally administered in the United States Bankruptcy Court for the District of Delaware.

“Bid Procedures” means bid procedures and bid protections substantially in the forms attached as Attachment 1 to the Bid Procedures Order, which shall be satisfactory in form and substance to Buyer in its sole discretion.

“Bid Procedures Order” means an order, substantially in the form attached as Exhibit E hereto, which shall be satisfactory in form and substance to Buyer in its sole discretion.

“Bill of Sale” is defined in Section ?3.2(a).

“Break Up Fee” is defined in Section ?8.3.

“Business” is defined in the Recitals.

“Business Day” means any day other than Saturday, Sunday, or any day that is a legal holiday or a day on which banking institutions in New York, New York are authorized by Law or other Government action to close.

“Business Records” means all books, files and records (whether on paper, electronic storage, tape or other media) to the extent they relate to the Acquired Assets or the Business, including, but not limited to, property records, marketing, advertising and promotional materials, personnel and payroll records of employees, customer lists, historical customer files, reports, plans, data, accounting and Tax records, financial reports, healthcare records, product specifications, drawings, diagrams, training manuals, safety and environmental reports and documents, maintenance schedules, inventory records, fixed asset lists, business plans and marketing and all other studies, documents and records regardless of location, but excluding the Corporate Records.

“Buyer” is defined in the Introduction to this Agreement.

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“Buyer Group” is defined in Section 12.25.

“Cash” means cash and cash equivalents, including wire transfers, checks and other readily marketable direct obligations of the United States of America and certificates of deposit issued by banks.

“Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

“Closing” is defined in Section ?3.1.

“Closing Date” is defined in Section ?3.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consent” means any consent, approval, authorization, qualification, waiver, or notification of a Government or third Person if required after giving effect to applicable bankruptcy Law or the Sale Order.

“Contract” means any written contract, agreement, license, sublicense, lease, sublease, mortgage, instruments, guaranties, commitment, undertaking, or other similar arrangement.

“Corporate Records” is defined in Section ?1.2(g).

“Credit Bid Amount” is defined in Section ?2.1(a).

“Cure Amounts” means those amounts that must be paid and obligations that otherwise must be satisfied, including pursuant to section 365(b) of the Bankruptcy Code in connection with the assumption and/or assignment of any Assigned Contract.

“Customer Contracts” is defined in Section ?1.1(e).

“Designation Deadline” is defined in Section ?1.7(d).

“DIP Facility” is defined in Section 2.2.

“DIP Loan” is defined in Section ?2.2.

“Disclosure Schedules” means the disclosure schedules accompanying this Agreement.

“Disputed Cure Costs” is defined in Section ?1.7(c).

“Domain Name Assignment” is defined in Section ?3.2(f).

“Employee Benefit Plans” means:  (a) any employee benefit plans, as defined in section 3(3) of ERISA and any “multi-employer plan” as defined in section 3(37) of ERISA or each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option, and other equity related compensation plan, program, agreement or arrangement; each medical, surgical, hospitalization, life insurance, and other “welfare” plan, fund or program (within the meaning of section 3(1) of ERISA and whether or not it is subject to ERISA);

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(b) each profit-sharing, stock bonus, or other “pension” plan, fund or program (within the meaning of section 3(2) of ERISA and whether or not it is subject to ERISA); (c) each employment, termination, severance, consulting, non-competition, change in control, or retention agreement or arrangement; (d) and each other employee benefit plan, fund, program, agreement, or arrangement, in each case, that is sponsored, maintained or contributed to, or required to be contributed to, by either Seller or an ERISA Affiliate or to which either Seller or an ERISA Affiliate is party, whether written or oral.

“Environmental Law” means any Law, Order or other requirement of Law for the protection of human (including worker) health and safety or the environment (including ambient air, indoor air, surface water, groundwater, land surfaces, sediment or subsurface strata) or natural resources, or the protection of the environment, or for the manufacture, use, transport, treatment, storage, disposal, Release, or threatened Release of Hazardous Materials, petroleum products, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, or any substance listed, classified or regulated as “hazardous” or “toxic” or any similar term under such Environmental Law.

“Environmental Liabilities” means all Liabilities arising from any impairment or damage to the environment (including ambient air, indoor air, surface water, groundwater, land surfaces, sediment or subsurface strata) or natural resources, failure to comply with Environmental Laws, or the Release of or exposure to Hazardous Materials:  (a) in connection with the prior or ongoing ownership or operation of the Business; or (b) on, in, under, to or from the Owned Real Property or the Leased Real Property or any other real property currently or formerly owned, operated, occupied or leased in connection with the ongoing or prior ownership or operation of the Business, including Liabilities related to:  (i) the handling, generation, treatment, transportation, storage, use, arrangement for disposal or disposal, manufacture, distribution, formulation, packaging or labeling of Hazardous Materials or waste; (ii) the Release of or exposure to Hazardous Materials; (iii) any other pollution or contamination of the surface, substrata, soil, air, ground water, surface water or marine environments; (iv) any other obligations imposed under Environmental Laws with respect to the Business or the Owned Real Property or the Leased Real Property; and (v) all obligations with respect to personal injury, property damage, wrongful death and other damages and losses arising under applicable Law as a result of any of the matters identified in clauses (i) – (iv) of this definition.

“Equipment” is defined in Section ?1.1(d).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any similar foreign Laws.

“ERISA Affiliate” means any entity that with either Seller is:  (a) member of a controlled group of corporations within the meaning of section 414(b) of the Code; (b) a member of a group of trades or businesses under common control within the meaning of section 414(c) of the Code; (c) a member of an affiliated service group within the meaning of section 414(m) of the Code; or (d) a member of a group of organizations required to be aggregated under section 414(o) of the Code.

“Excluded Assets” is defined in Section ?1.2.

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“Excluded Liabilities” is defined in Section ?1.4.

“Executory Contract List” is defined in Section ?1.7(a).

“Expense Reimbursement” is defined in Section ?8.3.

“FF&E” means all Equipment, machinery, fixtures, furniture and other tangible property owned, leased or held for use by Sellers or used or useful in the operation of the Business and Acquired Assets (including all such property that is damaged), including all attachments, appliances, lighting fixtures, signs, doors, partitions, plumbing, heating, air conditioning, wiring, telephones, security systems, carpets, floor coverings, wall coverings, office equipment, combinations, codes and keys, and any other furniture, fixtures, equipment, and improvements.

“Filing Expenses” is defined in Section ?12.9.

“Final Order” means an Order as to which no stay is in effect.

“GAAP” means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

“Government” means any agency, division, subdivision, audit group, procuring office, or governmental or regulatory authority in any event or any adjudicatory body thereof, of the United States or any state thereof or of any foreign government.

“Hazardous Materials” means any substance, material or waste which is regulated by any Government, including petroleum and its by-products, asbestos, and any material or substance which is defined as a “hazardous waste,” “hazardous substance,” “hazardous material,” “restricted hazardous waste,” “industrial waste,” “solid waste,” “contaminant,” “pollutant,” “toxic waste” or “toxic substance” or otherwise regulated under any provision of Environmental Law or for which Liability can be imposed under any Environmental Law.

“Improvements” is defined in Section ?1.1(d).

“Intellectual Property Rights” means:  (a) all patents and applications therefor, including continuations, divisionals, continuations-in-part or reissue patent applications and patents issuing thereon including any foreign counterparts thereof; (b) all trademarks, service marks, trade names, service names, brand names, all trade dress rights, logos, Internet domain names, and corporate names and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof; (c) copyrights and registrations and applications therefor and works of authorship and mask work rights; and (d) trade secrets, confidentiality agreements, discoveries, concepts, ideas, research and development, know-how, formulae, inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, compositions, manufacturing and production processes and techniques, methods, methodologies, plans, schematics, bills of materials, product roadmaps, models, technical data, procedures, designs, drawings, specifications, databases and other proprietary and confidential information, including customer lists, supplier lists, pricing and cost information and business and marketing

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plans and proposals of either Seller, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein and, in each case, all related technology, whether presently existing or created or acquired anywhere in the world between the date of this Agreement and the Closing Date.

“IRS” means the Internal Revenue Service and any similar foreign Government agency.

“Knowledge” of Sellers with respect to a given matter means the actual knowledge of Steven C. Vick after due inquiry.

“Law” means any federal, state, provincial, local or foreign law, statute, code, ordinance, rule or regulation.

“Leased Real Estate Leases” is defined in Section ?1.1(c).

“Leased Real Property” is defined in Section ?1.1(c).

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, proceeds (public or private), or claims of any proceedings by or before a court or other Government authority.

“Liability” means any debt, liability, commitment, or obligation of any kind (whether direct or indirect, known or unknown, fixed, absolute or contingent, matured or unmatured, asserted or not asserted, accrued or unaccrued, liquidated or unliquidated).

“Lien” means any liabilities, obligations, claims, charges, easements, encumbrances, leases, mortgages, covenants, security interests, liens, options, pledges, rights of others, or restrictions (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, Law, equity or otherwise.

“Material Adverse Effect” means any circumstances, state of facts, event, change or effect that would reasonably be expected to have or that results in a material adverse effect on (a) Sellers’ operations (financial or otherwise), taken as a whole, or (b) Sellers’ ability to close the transactions contemplated by this Agreement and the Ancillary Agreements (except as permitted under this Agreement); provided, however, that any adverse effect resulting from any circumstances, state of facts, event, change or effect caused by events, changes or developments relating to any of the following shall not be a Material Adverse Effect:  (a) changes in conditions in the U.S. or global economy generally or the U.S. or global capital, credit, or financial markets generally, including changes in commercial bank loan interest rates or currency exchange rates; (b) changes in, or required by, applicable Law or general legal, Tax, regulatory or political conditions; (c) changes required by GAAP; (d) acts of war (whether or not declared), armed hostilities, sabotage or terrorism occurring after the date of this Agreement or the continuation, escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement; (e) earthquakes, hurricanes, floods, or other natural disasters; (f) changes generally affecting the alternative energy, oil or natural gas industries; (g) any affirmative action knowingly taken by Buyer or any of their respective Affiliates; (h) any action taken by either Seller or any of their Affiliates at the express request of Buyer; (i) any effect resulting from the public announcement of this Agreement, compliance with

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the terms of this Agreement or the consummation of the transactions contemplated hereby; (j) any effect as a result of the filing of the Bankruptcy Cases; provided, however, that effects set forth in clauses (a), (b), (c), (d) (e), and (f) above may be taken into account in determining whether there has been or is a Material Adverse Effect if such effects have a disproportionate impact on the Sellers, taken as a whole, relative to the other participants in the Business.

“Note Obligations” all indebtedness of Parent and its Subsidiaries to (i) the Prepetition Noteholders under the Note Purchase Agreement in the aggregate principal amount of approximately $31,604,863 plus accrued interest and expenses, and (ii) the Prepetition Investor under the Unit Purchase Agreement in the aggregate principal amount of approximately $5,000,000 plus accrued interest and expenses.

“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of September 24, 2012, among Lima Energy Company, as borrower, USA Synthetic Fuel Corporation, as guarantor, Third Eye Capital Corporation, an Ontario corporation, as administrative agent, Sprott PC Trust, as noteholder, and Third Eye Capital Credit Opportunities Fund – Insight Fund as noteholder (together with Sprott PC Trust, the “Prepetition Noteholders”).

“Order” means any order, injunction, judgment, decree, ruling, endorsement, writ, and assessment, or arbitration award of the Government.

“Ordinary Course of Business” means the conduct of the Business in substantially the same manner as conducted on the Petition Date.

“Other Contracts” is defined in Section ?1.1(e).

“Owned Real Estate Leases” is defined in Section ?1.1(b).

“Owned Real Property” is defined in Section ?1.1(a).

“Parent” is defined in the Preamble.

“Party” and “Parties” are defined in the Preamble.

“Permits” means any permits, authorizations, approvals, consents, registrations, certificates and licenses relating to the Business issued by any Government (and pending applications for the foregoing).

“Permitted Liens” means:  (a) statutory Liens for current Taxes, assessments and other Government charges that are not yet due and payable or that, although due and payable, are being contested in good faith; (b) mechanics’, materialmen’s, warehouseman’s and similar Liens that relate to Assumed Liabilities; (c) such covenants, conditions, restrictions, easements, encroachments or encumbrances, or any other state of facts, that do not materially interfere with the present occupancy of the Owned Real Property or the Leased Real Property or the use of such Owned Real Property or the Leased Real Property as it has been used by Sellers in the Business prior to the Closing Date; (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are

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imposed by any Government having jurisdiction over real property; (e) a lessor’s interest in, and any mortgage, pledge, security interest, encumbrance, lien (statutory or other) or conditional sale agreement on or affecting a lessor’s interest in, property underlying any of the Real Estate Leases; or (f) any Liens held by Buyer in respect of the DIP Loan or the Note Obligations.

“Person” means an individual, a partnership, a corporation, an association, a limited or unlimited company, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity or Government authority.

“Petition Date” means the date the Sellers commence the Bankruptcy Cases.

“Prior Event” is defined in Section 12.25(a).

“Purchase Orders” is defined in Section ?1.1(e).

“Purchase Price” is defined in Section ?2.1(a).

“Real Estate Leases” is defined in Section ?1.1(c).

“Related Person” means, with respect to any Person, all past, present and future Affiliates, directors, officers, members, managers, stockholders, employees, controlling persons, agents, professionals, attorneys, accountants, investment bankers or representatives of any such Person.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, migration or leaching into or through the indoor or outdoor environment, or into or out of any property.

“Released Claims” is defined in Section 12.25.

“Royalty Agreement” means that certain Royalty Agreement, dated September 24, 2012, among LEC, Third Eye Capital Corporation, as administrative agent for the Royalty Investors, and the Royalty Investors from time to time party thereto.

“Sale Order” means an order, substantially in the form attached as Exhibit F hereto, which shall be satisfactory, in form and substance to Buyer in its sole discretion.

“Sellers” is defined in the Preamble.

“Sellers Group” is defined in Section 12.25.

“Straddle Period” is defined in Section ?9.2.

“Subsidiaries” is defined in the Recitals.

“Supplier Contracts” is defined in Section ?1.1(e).

“Tax Return” means any report, return, information return, filing or other information, including any schedules, exhibits or attachments thereto, and any amendments to any of the

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foregoing required to be filed or maintained in connection with the calculation, determination, assessment or collection of any Taxes (including estimated Taxes).

“Taxes” means (a) all taxes, however denominated, and all like charges, levies, duties, imposts or other assessments, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any Government, which taxes shall include all income taxes, Transaction Taxes, capital, payroll and employee withholding, unemployment insurance, social security (or similar), sales and use, excise, franchise, gross receipts, occupation, real and personal property, stamp, transfer, workmen’s compensation, customs duties, registration, documentary, value added, alternative or add-on minimum, estimated, environmental (including taxes under section 59A of the Code) and other obligations of the same or a similar nature, whether arising before, on or after the Closing Date, (b) any transferee, successor or other liability in respect of Taxes of another (whether by contract or otherwise) and any liability in respect of any Taxes as a result of any company being a member of any “affiliated group” as defined in section 1504 of the Code, or any analogous combined, consolidated or unitary group defined under state, federal, provincial, local or foreign Tax Law and (c) any interest or penalties imposed with respect to any amounts described in (a) or (b).

“Termination Date” is defined in Section ?11.2(c)(ii).

“Transaction Expenses” is defined in Section ?9.1.

“Transaction Taxes” is defined in Section ?9.1.

“Undisputed Cure Costs” is defined in Section ?1.7(a).

“Unit Purchase Agreement” means that certain Unit Purchase Agreement, dated as of September 24, 2012, among LEC, as borrower, Parent, as guarantor, Third Eye Capital Corporation, as administrative agent, and Strative Capital Ltd. (the “Prepetition Investor”).

13.2

Schedules

.  The following is a list of the Schedules to this Agreement:

Schedule A

Subsidiaries

Schedule ?1.1(b)

Excluded Owned Real Estate Leases

Schedule ?1.1(c)

Coal Assets

Schedule ?1.1(e)

Assigned Contracts

Schedule ?1.2(b)

Excluded Contracts

Schedule ?4.11

Title to Assets

Schedule ?4.12(a)

Owned Real Property

Schedule ?4.12(b)

Real Estate Leases

Schedule ?4.13

No Brokers or Finders

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Schedule ?4.19

Assets Necessary to Business

Schedule ?6.3

Permits

Schedule ?9.5

Purchase Price Allocation

13.3

Exhibits

.  The following is a list of the Exhibits to this Agreement:

Exhibit A

Bill of Sale

Exhibit B

Assignment and Assumption Agreement

Exhibit C

Trademark and Domain Name Assignment

Exhibit D

Assignments and Assumptions of Leases and Related Agreements

Exhibit E

Bid Procedures Order

Exhibit F

Sale Order

* * * * *

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

LIMA ENERGY COMPANY

By: /s/ Dr. Steven C. Vick

Name: Dr. Steven C. Vick

Title: Chief Executive Officer

USA SYNTHETIC FUEL CORPORATION

By: /s/ Dr. Steven C. Vick

Name: Dr. Steven C. Vick

Title: Chief Executive Officer

BUYER

THIRD EYE CAPITAL CORPORATION

By: /s/ Arif Bhalwani

Name: Arif Bhalwani

Title: Managing Director

8951079.5

49

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